As filed with the Securities and Exchange Commission on September 24, 2002

                                                      Registration No. 333-97081

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                           Amendment No. 1 to Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            Comcertz ABS Corporation
        (Exact name of registrant as specified in governing instruments)

            Delaware                                  04-3694038
(State or other jurisdiction of         (I.R.S. employer identification number)
 incorporation or organization)

      Lord Securities Corporation               48 Wall Street, 27th Floor
        Comcertz ABS Corporation                    New York, NY 10005
     c/o Lord Securities Corporation                  (212) 346-9000
       48 Wall Street, 27th Floor        (Name and address of agent for service)
           New York, NY 10005
             (212) 346-9000
(Address of principal executive offices)

                                   Copies to:

         Ivy Hwang, Esq.                                 Steven T. Kolyer, Esq.
Commerzbank Capital Markets Corp.                       Clifford Chance US LLP
   1251 Avenue of the Americas                              200 Park Avenue
  New York, New York 10020-1104                        New York, New York 10166

      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

====================================================================================================================================
   Title of Securities Being    Offering Amount to be     Proposed Maximum Per      Proposed Maximum Price
           Registered                Registered                 Unit(1)           Amount of Offering Price(1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Trust Certificates...........       $500,000,000                 $1,000                  $500,000,000                  $46,000(2)
====================================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) $92 of the registration fee was paid in connection with the original filing on July 25, 2002.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

      This registration statement includes a basic Prospectus with a corresponding form of Prospectus Supplement for offering series of Certificates representing the entire beneficial ownership interest in various Trusts to be created from time to time, the assets of which will consist primarily of a publicly issued, fixed income debt security or a pool of such debt securities, together with certain other assets as described herein, deposited in Trust by Comcertz ABS Corporation.

      The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange is effective. This Prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to Completion Dated ______________, 200_

Preliminary Prospectus Supplement
(To Prospectus Dated _______________, 200_)

                     Trust Certificates, Series [ * ]-[ * ]

                            Comcertz ABS Corporation,
                                    Depositor

                                   ----------

                                 PRINCIPAL                                                             UNDERWRITING
                                  BALANCE             CERTIFICATE RATE           PRICE TO PUBLIC         DISCOUNT
                                                    [%] [Variable] Pass
[Class __ Certificate]        $____________             Through Rate                  [ * ]%               ___%
                                                    [%] [Variable] Pass
[Class __ Certificate]        $____________             Through Rate                  [ * ]%               ___%

      THE CERTIFICATES REPRESENT NON-RECOURSE INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE TRUSTEE, OR ANY OF THEIR AFFILIATES.

      The Trust

      o is a New York business Trust formed pursuant to a Trust Agreement between the Depositor and ______________________.

      o will issue ____ Classes of [the Trust] Certificates, [all of which [except the Class [ * ]] are offered hereby.

      The Certificates

      o are principally secured by the assets of the Trust, which consist [primarily] of a [pool of] [security] [securities] that are described herein.

      o     currently have no trading market.

      o     [are not insured or guaranteed by any governmental agency.]

      YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE ___ IN THE PROSPECTUS.

      For complete information about the offered Certificates, read both this Prospectus Supplement and the Prospectus. This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered Certificates.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Subject to the satisfaction of certain conditions, the underwriter[s] named below will purchase the offered Certificates from the Depositor. See "Underwriting" in this Prospectus Supplement. It is expected that the offered Certificates will be delivered [in book-entry form only through the facilities of The Depository Trust Company] [in definitive form] on or about _____________, 200_.

Commerzbank Capital Markets Corp.
____________, 200_

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your series of Certificates and (b) this Prospectus Supplement, which describes the specific terms of your series of Certificates.

      If the terms of your series of Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

      We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Important Notice about Information Presented in this Prospectus
     Supplement and the Accompanying Prospectus ..........................   S-1

Summary of Principal Economic Terms ......................................   S-4

Summary of Prospectus Supplement .........................................   S-7

Risk Factors .............................................................  S-10

Formation of the Trust ...................................................  S-10

Description of the Deposited Assets ......................................  S-10

[Description of Swap Agreement] ..........................................  S-17

[Description of Credit Support] ..........................................  S-20

Yield on the Certificates ................................................  S-21

Description of the Certificates ..........................................  S-21

Description of the Trust Agreement .......................................  S-25

[Certain Legal Aspects of the Deposited Assets] ..........................  S-27

Material Federal Income Tax Consequences .................................  S-27

Certain ERISA and Other Considerations ...................................  S-28

Method of Distribution ...................................................  S-28

Ratings ..................................................................  S-29

Legal Opinions ...........................................................  S-29

Index of Terms for Prospectus Supplement .................................  S-30

                                   PROSPECTUS

Important Notice about Information Presented in this Prospectus and
     the Accompanying Prospectus Supplement ...............................    2

Where You Can Find More Information .......................................    3

Risk Factors ..............................................................    3

Incorporation of Certain Documents by Reference ...........................    9

Reports to Certificateholders .............................................    9

Important Currency Information ............................................    9

The Depositor .............................................................   10

Use of Proceeds ...........................................................   12

Formation of the Trust ....................................................   12

Maturity and Yield Considerations .........................................   13

Description of the Certificates ...........................................   14

Description of Deposited Assets and Credit Support ........................   28

Description of Swap Agreement .............................................   37

Description of the Trust Agreement ........................................   41

Currency Risks ............................................................   52

Material Federal Income Tax Consequences ..................................   54

Certain ERISA and Other Considerations ....................................   63

Plan of Distribution ......................................................   65

Legal Opinions ............................................................   66

      You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-____ in this document and under the caption "Index of Terms for Prospectus" beginning on page ____ in the accompanying Prospectus.

      THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION" HEREIN. For 90 days following the date of this Prospectus Supplement, all dealers selling the offered Certificates will deliver a Prospectus Supplement and Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters of the offered Certificates and with respect to their unsold allotments or subscriptions.

      You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the offered Certificates in any state where the offer is not permitted.

      We do not claim that the information in this Prospectus Supplement and Prospectus is accurate as of any date other than the dates stated on the respective covers.

--------------------------------------------------------------------------------

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS

      This summary highlights the principal economic terms of the Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full. Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Terms for Prospectus Supplement."

The Certificates

The Trust ..........................  The Depositor and the Trustee will form the Series [ * ]-[ * ] Trust.

Securities Offered .................  [Asset-Backed] [Trust] Certificates,
                                      Series [ * ]-[ * ], consisting of Class
                                      [ * ] Certificates[,] [and] Class [ * ]
                                      Certificates [and specify others].

[Initial Certificate Principal
Balance] [Notional Amount] .........  Class [ * ]: [$] [ * ] Class [ * ]: [$]
                                      [ * ].
Final Scheduled Distribution
Date ...............................  Class [ * ] [and [ * ]]: [___].

Pass-Through Rates .................  [The Variable Pass-Through Rates
                                      applicable to the calculation of the
                                      interest distributable on any Distribution
                                      Date on the Certificates [(other than the Class [ * ] Certificates)] are equal to [describe method for determining variable rates]. The initial Variable Pass-Through Rates for the Class [ * ] Certificates [,] [and] the Class [ * ] Certificates [and specify others] are approximately __% [,] [and] ___% [and ___%] per annum, respectively.] [The Pass-Through Rate applicable to the calculation of the interest distributable on any Distribution Date on the [specify Classes] Certificates is fixed at ___% [and ___%, respectively,] per annum.]

Deposited Assets ...................  The Deposited Assets will consist of the
                                      Underlying Securities [and describe any
                                      assets which relate to the Underlying
                                      Securities]. See "-The Underlying
                                      Securities" [, "-Other Deposited Assets"] and "Description of the Deposited Assets" below.

Original Issue Date ................  [ * ].

Cut-off Date .......................  [ * ].

Distribution Dates .................  [ * ], commencing [ * ]. [Describe any
                                      Business Day convention].

Record Date ........................  The [ * ] day immediately preceding each
                                      Distribution Date.

Denominations; Specified
Currency ...........................  The Class [ * ]Certificates [,] [and]
                                      Class [ * ] Certificates [and specify
                                      others] will be denominated and payable in [U.S. dollars] [ * ] (the "Specified Currency") and will be available for purchase in minimum denominations of [$]
                                      [ * ] and [multiples of [$][ * ]][If
                                      in-kind distribution of the Underlying
                                      Securities is permitted, then the minimum denominations of the Certificates may not be smaller than the minimum denominations of the Underlying Securities.].

Interest Accrual Periods ...........  [Monthly] [Quarterly] [Semi-annually] (or, in the case of the first Interest Accrual
                                      Period, from and including the Original
                                      Issue Date to but excluding the first
                                      Distribution Date).

Form of Security ...................  [Book-entry Certificates with The
                                      Depository Trust Company]. See
                                      "Description of the
                                      Certificates--Definitive Certificates."
                                      Distributions will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      be settled in [immediately available
                                      (same-day)] [clearinghouse (next-day)]
                                      funds.

Trustee ............................  U.S. Bank Trust National Association, as
                                      Trustee.

Ratings ............................  [ * ] by [ * ] [and [ * ] by [ * ]].
                                      [Specify specific ratings requirements for particular Classes, including the extent to which the issuance of the Certificates of a given Class is conditioned upon satisfaction of the ratings of each other Class of Certificates.] See "Ratings."

Collection Period ..................  With respect to a Distribution Date, the period beginning on [ * ] and ending at
                                      the close of business on [ * ].

Optional Exchange/Call/Other
Features ...........................  [Describe any other material features applicable to the Certificates].

Trigger Amount .....................  [$50,000]

Maximum Reimbursable
Amount .............................  [ * ]

The Underlying Securities

Underlying Securities ..............  [A [ * ]%] [floating rate] [publicly traded [corporate] debt security due
                                      [ * ]] [A pool of publicly issued
                                      [[corporate] debt securities of various
                                      issuers] [United States treasury
                                      securities] debt securities of various
                                      United States government sponsored
                                      entities] [debt securities of various
                                      foreign government issuers], exclusive of the Retained Interest [in/having] an aggregate principal amount of [$][ * ].

Underlying Security Issuer[s] ......  [Specify issuer or issuers]

[Foreign Government
Guarantor] .........................  [Specify guarantor, if any.]

[GSE Issuer] .......................  [Specify issuer] [Pool of various U.S.
                                      government sponsored entity issuers].

Underlying Securities Original        [ * ].
Issue Date .........................

Underlying Securities Final           [ * ].
Payment Date .......................

Amortization .......................  [Describe amortization schedule, if any].

Denominations; Underlying
Securities Currency ................  The Underlying Securities are denominated and payable in [U.S. dollars] [ * ] and
                                      are available in minimum denominations of [$][ * ] and [multiples thereof] [multiples of [$][ * ]].

Underlying Securities Payment         [ * ], commencing [ * ]. [Describe any
Dates ..............................  Business Day convention].

Underlying Securities Rate .........  [ % per annum.] [A [Weighted Average] rate per annum equal to [specify interest rate formula for debt security].]

Underlying Securities Interest
Accrual Periods ....................  [Monthly] [Quarterly] [Semi-annually].

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Priority ...........................  [Describe senior or subordinated status of any of Underlying Securities].

Security ...........................  [Describe existence of any security for obligations or state that Underlying
                                      Securities are unsecured].

Redemption/Put/Other                  [Describe existence of any redemption, put
Features ...........................  or other material features applicable to the Underlying Securities].

Form of Security ...................  Book-entry debt securities with DTC
                                      [listed on the [New York] [American] Stock
                                      Exchange [specify other listing]].

[Underlying Securities                [ * ]. The Underlying Securities have been
Trustee] ...........................  issued pursuant to an indenture between
                                      _______________ and the issuer of the
                                      Underlying Securities].

[Fiscal and Paying Agent] ..........  [ * ] [The Underlying Securities have been issued pursuant to a fiscal and paying
                                      agency agreement, between _______________ and the issuer of the Underlying Securities] [specify other agreement].

Ratings ............................  [ * ] by [ * ] [and [ * ] by [ * ]]. See
                                      "Description of the Underlying
                                      Securities-Ratings of Underlying
                                      Securities."

Other Deposited Assets

      [Provide similar tabular summary description of the principal economic terms of any credit support or other ancillary or incidental asset or any swap agreement].

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary highlights selected information from this Prospectus Supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the Prospectus.

Depositor .....................   Comcertz ABS Corporation, a limited-purpose
                                  Delaware corporation (the "Depositor"). See
                                  "Comcertz ABS" in the Prospectus.

Certificates ..................   The Certificates will be issued pursuant to
                                  the Trust Agreement. The Certificates will consist of [ * ] Classes, designated as Class
                                  [ * ] Certificates [and] [,] Class [ * ]
                                  Certificates [and [specify other Classes]],
                                  [all] of which [all but the Class [ * ]
                                  Certificates] are being offered hereby.

                                  The Certificate Principal Balance of a
                                  Certificate outstanding at any time represents the maximum amount that the Certificateholder is entitled to receive as distributions allocable to principal. The Certificate Principal Balance of a Certificate will decline to the extent distributions allocable to principal are made to holders. [The Notional Amount of the Class [ * ] Certificates as of any date of determination is equal to [specify]. Reference to the Notional Amount of the Class [ * ] Certificates is solely for convenience in determining the basis on which distributions on the Class [ * ] Certificates are calculated [and determining the relative voting rights of Certificateholders of Class [ * ] Certificates for purposes of voting on a Class-by-Class basis or otherwise. The Notional Amount does not represent the right to receive any distributions allocable to principal.]

                                  [The Class [ * ] Certificates, which are not being offered hereby, have in the aggregate an initial Certificate Principal Balance of [$] (approximate) and a [Variable] Pass-Through Rate [of __%]. The Class [ * ] Certificates represent the right to receive distributions in respect of their Certificate Principal Balance and interest thereon at their applicable Pass-Through Rate.] Shortfalls in collections with respect to the Deposited Assets will be allocated solely to the Class
                                  [ * ] Certificates to the extent provided in this Prospectus Supplement and, thereafter, will be allocated among the Certificates and the Class [ * ] Certificates, as provided in this Prospectus Supplement. [The Class [ * ] Certificates will be transferred by the Depositor to an affiliate on or about , [ _____ ], [200_] (the "Closing Date"), and may be sold at any time in accordance with any restrictions in the Trust Agreement.]]

The Underlying Securities .....   [Interest] [Dividends] on the Underlying
                                  Securities accrue[s] at the Underlying
                                  Securities Rate for each Underlying Securities
                                  Accrual Period and is payable on each
                                  Underlying Securities Payment Date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities
                                  Final Payment Date. [The Underlying Securities have a remaining term to maturity of approximately ___ years.] [As of the Cut-off
                                  Date, the pool of Underlying Securities have a `weighted average [interest] [dividend] rate of ___% and a weighted average remaining term to maturity of approximately years.
                                  [Approximately ___% [specify if greater than 10%] of such Underlying Securities consist of debt securities of [name issuer].]

                                  [United States treasury securities]

                                  [Name such obligor] is a [U.S.
                                  government-sponsored entity] [specify other] whose principal executive offices are located at [specify address]. The obligor [makes available to the public upon request certain annual financial and other information].

                                  [Name such obligor] is [a U.S. corporation whose principal executive offices

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  are located at [specify address]]. [Identify nature of foreign government] [The obligor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC]. [The obligor makes available to the public upon request certain annual financial and other information.] See "Description of the Deposited Assets."

[Other Deposited Assets and
Credit Support ................   The Deposited Assets will also include [direct
                                  obligations of the United States] [describe any assets that are incidental or relate to the Underlying Securities, including hedging contracts such as puts, calls, interest rate and other basis swaps, currency swaps, floors, caps and collars] [describe any credit derivatives] (such other hedging contracts and credit derivatives, "Swap Agreements" and, together with the Underlying Securities, the "Deposited Assets"). See "Description of the
                                  [Deposited Assets] [Swap Agreement]
                                  [Underlying Securities]."

                                  [The Certificateholders of the [specify
                                  particular Classes] Certificates will have the benefit of [describe credit support] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, including providing certain coverage with respect to losses.

Distributions .................   Holders of the Certificates will be entitled
                                  to receive on each Distribution Date, to the extent of available funds, after payment of the expenses of the Trustee and its respective agents up to the Allowable Expense Amount:

                                  o [in the case of each Class of Certificates other than the Class [ * ] Certificates,] distributions allocable to interest at the applicable Pass-Through Rate on the applicable Certificate Principal Balance,

                                  o [in the case of each Class of Certificates other than the Class [ * ] Certificates,] distributions allocable to principal, and

                                  o [in the case of each Class of Certificates other than the Class [ * ] Certificates,] distributions allocable to premium (if any) in an amount equal to all payments of premium (if any) received on the Underlying Securities for the applicable Collection Period.

                                  Distributions will be made to
                                  Certificateholders only if, and to the extent that, payments are made with respect to the Deposited Assets or are otherwise covered by any credit support. [The holders of the Class [ * ] Certificates will be entitled to receive on each Distribution Date distributions allocable to interest in an amount equal to [describe Stripped Interest].] [The holders of the Class [ * ] Certificates will not be entitled to receive any distributions allocable to principal or premium (if any).] See "Description of the
                                  Certificates--Distributions."

Special Distribution Dates ....   If a payment with respect to the Underlying
                                  Securities is made to the Trustee after the Underlying Securities Payment Date on which payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special
                                  Distribution Date") as if the funds had
                                  constituted Available Funds on the
                                  Distribution Date immediately preceding such
                                  Special Distribution Date; provided, however, that the Record Date for such Special
                                  Distribution Date shall be [five Business Days
                                  (as such term is defined in the Prospectus, "Business Day") prior to] the day on which the related payment was received from the Underlying Securities Trustee.

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                                      S-8

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Subordination .................   [The rights of the holders of the Class [ * ]
                                  Certificates [and specify other Classes] to receive distributions of principal, premium (if any), and interest with respect to the Deposited Assets will be subordinated to the rights of the holders of the other Classes of Certificates with respect to losses attributable to principal, premium (if any) and interest realized on a Deposited Asset (such losses, "Realized Losses"). See "Description of the Certificates--Allocation of Losses; Subordination."]

Optional Termination ..........   The Depositor may purchase at a price equal to
                                  the [principal amount] of the Underlying
                                  Securities all the Deposited Assets in the Trust on any Distribution Date on which the aggregate [principal amount] of the Underlying
                                  Securities remaining in the Trust is less than [10%] of the aggregate [principal amount] of the Deposited Assets as of the Cut-off Date.
                                  This would cause the termination of the Trust and early retirement of the Certificates.
                                  [Specify any other purchase or repurchase option of the Depositor.] See "Description of the Trust Agreement-Termination" herein and
                                  "Description of Trust Agreement-Termination" in the Prospectus.

Trust Wind-Up Events ..........   [In the event that any Underlying Security
                                  Issuer ceases to an [Eligible Issuer under the Exchange Act] [ceases to publish] [describe
                                  GSE information] [the Swap Agreement is
                                  terminated for the following reasons [list]]
                                  [the Credit Support Provider ceases to be a reporting company under the Exchange Act], the Trust will [terminate] [partially terminate] and distribute the related [Underlying
                                  Securities] [certain proceeds from the credit support] [certain proceeds from the Swap
                                  Agreement] to the Holders in kind [subject to payment of any termination payment owed to the Swap Counterparty for the termination of the related swap transaction]. [See "Risk
                                  Factors--Swap Agreements have Special Risks" in the Prospectus.]

Material Federal Income Tax
Consequences ..................   In the opinion of tax counsel to the Trust,
                                  the Trust will be classified for Federal income tax purposes [as a grantor Trust] [as a partnership] [as a financial asset securitization investment Trust ("FASIT")]
                                  [other] and not as an association taxable as a corporation. See "Material Federal Income Tax
                                  Consequences" herein and in the Prospectus.

Ratings .......................   It is a condition to the issuance of the
                                  Certificates that the Certificates have the ratings specified above under "Summary of Principal Economic Terms--The
                                  Certificates-Ratings." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors [or whether investors in the Class [ * ] Certificates may fail to recover fully their initial investment]. See "Ratings."

ERISA Considerations ..........   An employee benefit plan subject to the
                                  Employee Retirement Income Security Act of
                                  1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (a "Keogh") (each, a "Plan") should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code. See "Certain ERISA and Other
                                  Considerations" herein and in the Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and any credit derivative arrangements and the particular structure of the Certificates being offered, including legal factors (if any), factors relating to the yield on the Certificates and risks associated with the Deposited Assets (including any material risks as a result of any repurchase option or put) and the terms thereof, as described elsewhere herein.] See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

      [The Underlying Securities are not guaranteed by the federal government or any agency or instrumentally thereof and are not by their terms payable by any entity other than the issuer of the Underlying Securities.]

                             FORMATION OF THE TRUST

      The Trust will be formed pursuant to the Trust Agreement (including the Series [ * ]-[ * ] supplement) between the Depositor and the Trustee. At the time of the execution and delivery of the Series [ * ]-[ * ] supplement, the Depositor will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates in accordance with the instructions of the Depositor.

      The Underlying Securities will be purchased by the Depositor from Commerzbank Capital Markets Corp. or an affiliate thereof. The Underlying Securities (other than Underlying Securities which are issued by the United States of America) will not be acquired from [name of the issuer] as part of any distribution by or pursuant to any agreement with such issuer. [Name of issuer] is [not] participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Certificates. [Neither the Depositor nor any of its affiliates participated in the initial public offering of the Underlying Securities] [Commerzbank Capital Markets Corp. participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].

                       DESCRIPTION OF THE DEPOSITED ASSETS

General

      This Prospectus Supplement sets forth the relevant terms with respect to the Underlying Securities, other Deposited Assets (if any), and the Certificates offered hereby, but does not provide detailed information with respect to the Underlying Securities and the other Deposited Assets (if any). All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. [Describe publicly available documents.] [The] [Each] issuer of the Underlying Securities is [not] subject to the information reporting requirements of the Exchange Act. Although the Depositor has no reason to believe the information concerning the Underlying Securities, [name of issuer] [or each Underlying Securities Prospectus related to the Underlying Securities] and other publicly available information is not reliable, neither the Depositor nor any of the underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. Events affecting the Underlying Securities or [name of issuer] may have occurred and may have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

      [Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors.]

      [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of [treasury securities] [and] publicly traded debt securities of [domestic corporations, limited liability companies, banking organizations and insurance companies] [U.S. government-sponsored entities]. [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of publicly issued debt securities. The Underlying Securities will be purchased by the Depositor from Commerzbank Capital Markets Corp. or an affiliate thereof. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

      The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

                  Composition of the Underlying Securities Pool
                             as of the Cut-off Date

      Number of Underlying Securities:

      Aggregate Principal Balance:                       [$]

      Average Principal Balance:                         [$]

      Largest Balance:                                   [$]

      Weighted Average Interest Rate:                    %

      Weighted Average Original Term to Maturity:        years

      Weighted Average Remaining Term to Maturity:       years

      Longest Remaining Term to Maturity:                years

                     Distribution by Industry Classification
            of the Underlying Securities Pool as of the Cut-off Date

                                                                  Percent of
Industry                                     Aggregate             Aggregate
Classification              Number       Principal Balance     Principal Balance
                          ----------     -----------------     -----------------

                          ----------        ----------             ----------
Total
                          ==========        ==========             ==========

                         Distribution by Ratings of the
                Underlying Securities Pool as of the Cut-off Date

                                                             Percent of
                                          Aggregate           Aggregate
              Rating       Number     Principal Balance   Principal Balance
            ----------   ----------   -----------------   -----------------

            ----------   ----------      ----------           ----------
Total
            ==========   ==========      ==========           ==========

                   Distribution by Remaining Term to Maturity
            of the Underlying Securities Pool as of the Cut-off Date

                                                                  Percent of
Remaining Term                               Aggregate             Aggregate
to Maturity                 Number       Principal Balance     Principal Balance
                          ----------     -----------------     -----------------

                          ----------        ----------             ----------
Total
                          ==========        ==========             ==========

                          Distribution by Interest Rate
            of the Underlying Securities Pool as of the Cut-off Date

                                                                  Percent of
                                             Aggregate             Aggregate
Interest Rate Range         Number       Principal Balance     Principal Balance
                          ----------     -----------------     -----------------

[ * ]% to [ * ]%                            [$]                      [ * ]
Greater than [ * ]%                         [$]                      [ * ]
                          ----------        ----------             ----------
Total                                       [$]                       100%
                          ==========        ==========             ==========

      [The Underlying Securities consist of debt securities of [domestic corporate issuers [specify other]]. [The Underlying Securities consist of debt securities issued or guaranteed by foreign private issuers]. [The Underlying Securities consist of [treasury securities] [debt securities of U.S. government-sponsored entities]. As of the Cut-off Date, [all of] [approximately % of] the Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and, based on publicly available information, no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" herein and "Risk Factors--Ratings of the Certificates" in the accompanying Prospectus regarding considerations applicable to the ratings of the Certificates.]

Underlying Securities

      The Underlying Securities have been issued pursuant to [an] agreement[s] (specify other)) between the [various] [issuer[s] of the Underlying Securities and Underlying Securities [Trustee[s]] [fiscal agent[s]] [a certificate of designation]. The following summary describes certain general terms of such [indenture[s]] [fiscal agency agreement[s]] [Certificates of designation] [pooling and servicing agreements], but investors should refer to the indenture[s] [fiscal agency agreement[s]] [Certificate[s] of designation] [pooling and servicing agreement[s]] [itself] [themselves] for all the terms governing the Underlying Securities.

      [Each of] the indenture[s] [fiscal agency agreement[s]] [Certificate[s] of designation] [pooling and servicing agreement[s]] limits the ability of the [respective] issuer[s] of the Underlying Securities to engage in certain activities and transactions and requires that the issuer[s] of the Underlying Securities perform certain obligations with respect to the Underlying Securities. [Describe material restrictive, financial and other covenants on the issuer[s] of the Underlying Securities contained in the relevant document].

      [The following is a summary of the typical events of default under the Underlying Securities for each series of Outstanding Debt Securities. [Any additional events of default under the Underlying Securities unique to a Concentrated Underlying Security have been described following the summary]:

o failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities when the same shall be due;

o material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement continuing for a specified period of time after notice thereof is given to the issuer of the Underlying Securities [or GSE issuer] by [the Underlying Securities Trustee or] the holders of not less than a specified percentage of the Outstanding Debt Securities;

o [failure by the issuer of the Underlying Securities to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer of the Underlying Securities or the acceleration by or on behalf of the holders thereof of such securities;]

o certain events of bankruptcy or insolvency relating to the issuer of the [Underlying Securities] [GSE issuer]; and

o [describe any additional common events of default with respect to the pool of Underlying Securities].]

      As of the Cut-off Date, [all of] [approximately __% of] the Underlying Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Underlying Securities [and [all of] [approximately ___% of] the Underlying Securities were [describe the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured) and describe common terms with respect to any subordination or security provisions or collateral].]

      The [pool of] Underlying Securities, together with any other assets described below and any credit support described under "Description of Credit Support," represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.]

      [Use the following with respect to each obligor the Underlying Securities of which represent more than 10% of the total Underlying Securities available to make distributions in respect of the Certificates-only a single obligor is referred to for purposes of this section of the form of Prospectus Supplement.]

      [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate] [specify publicly issued security] due _________ of [specify issuer][, exclusive of the interest therein [retained by the Depositor] [sold by the Depositor] as described below (the "Retained Interest")], having an [aggregate principal amount] outstanding as of the Cut-off Date of approximately [$][specify currency] (the "Underlying Securities"). The Underlying Securities are financial assets that by their terms convert into cash within a finite time period.

      The Underlying Securities (other than Underlying Securities which are issued by the United States of America) will be purchased by Commerzbank Capital Markets Corp. or an affiliate thereof in the secondary market. The Underlying Securities will then be sold by Commerzbank Capital Markets Corp. (or an affiliate thereof) to the Depositor and the Depositor will deposit such Underlying Securities into the Trust. The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing security comprising [ %] of the Underlying Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and, based on publicly available information, the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the Certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" herein and "Risk Factors-Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.

      [According to [name such issuer]'s publicly available documents, [name such issuer] is a [identify form of domestic corporation Trust banking organization or insurance company] whose principal executive offices are located at [specify address]. The Depositor is not an affiliate of [name such issuer]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC [and makes available to the public upon request certain annual reports containing financial and other information]. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].]

      [[In the event that [Underlying Security Issuer] ceases to an [Eligible Issuer under the Exchange Act] [ceases to publish] [describe GSE information]], the Trust will [terminate] [partially terminate] and distribute the related Underlying Securities to the Holders in kind [subject to payment of any termination payment owed to the Swap Counterparty for the termination of the related swap transaction]. [See "Risk Factors--Swap Agreements have special risks" and "Description of Trust Agreement--Trust Wind-Up Events" in the Prospectus.]]

[The Federal National Mortgage Association

      The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgaged-backed securities. Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgaged-backed securities. Fannie Mae issues mortgaged-backed securities primarily in exchange for pools of mortgage loans from lenders. The issuance of mortgaged-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

      Fannie Mae prepares an information statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from [_____], Senior Vice President - Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.]

[The Federal Home Loan Mortgage Corporation

      The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low-and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the mortgages so purchased in the form of guaranteed mortgage securities. Freddie Mac generally matches and finances its purchases or mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short-and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

      Freddie Mac prepares an information statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.]

[The Student Loan Marketing Association

      The Student Loan Marketing Association ("Sallie Mae") is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the Federal Family Education Loan program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lender for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act of other federal enactments.

      Sallie Mae prepares an information statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. These documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.]

[The Resolution Funding Corporation

      The Resolution Funding Corporation is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (the "FIRRE Act"). The sole purpose of the Resolution Funding Corporation is to provide financing for the Resolution Trust Corporation. The Resolution Funding Corporation is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. The Resolution Funding Corporation is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Federal Reserve Board of Governors, the Secretary of Housing and Urban Development and two independent members from different political parties to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of the Resolution Funding Corporation are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the Federal Home Loan Banks and two members selected by the Oversight Board from among the presidents of twelve Federal Home Loan Banks.

      The Resolution Trust Corporation was established by the FIRRE Act to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The Resolution Trust Corporation manages and resolves cases for which a receiver or conservator was appointed between January 1, 1989 through August 9, 1992. The Resolution Trust Corporation is authorized to issue nonvoting capital Certificates to Resolution Funding Corporation in exchange for the funds transferred from the Resolution Funding Corporation to the Resolution Trust Corporation. The Resolution Trust Corporation will terminate on or before December 31, 1996. The FIRRE Act limits the aggregate principal amount of interest bearing obligations which may be issued by the Resolution Funding Corporation to $30 billion, which amount of obligations was issued in 1989. Pursuant to the FIRRE Act, the net proceeds of these obligations are used to purchase nonvoting capital Certificates issued by the Resolution Trust Corporation or to retire previously issued Resolution Funding Corporation obligations.

      Information concerning Resolution Funding Corporation may be obtained from the Resolution Funding Corporation, Suite 850, 655 Fifteenth Street, N.W., Washington, D.C. 20005. Resolution Funding Corporation is not subject to the periodic reporting requirements of the Exchange Act.]

[The Federal Home Loan Banks

      The Federal Home Loan Banks constitute a system of twelve federally chartered corporations. The mission of each Federal Home Loan Bank is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. A primary source of funds for the Federal Home Loan Banks is the proceeds from the sale to the public of debt instruments issued by the Federal Housing Finance Board, which are the joint and several obligations of all of the Federal Home Loan Banks. The Federal Home Loan Banks are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the Federal Home Loan Banks are not obligations of the United States government.

      The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the Federal Home Loan Banks. Questions regarding the Federal Home Loan Banks Combined

      Financial Statement should be directed to the Deputy Director, Financial Reporting and Operations Divisions, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006. Copies of the Financial Reports will be furnished upon request to the Capital Markets Divisions, Office of Finance.]

[Tennessee Valley Authority

      TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended. TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. [For the fiscal year ending September 30, 1994, TVA received $140 million in congressional appropriations from the federal government for the nonpower programs.] The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may only be used to finance its power program.

      TVA prepares an information statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of TVA. These documents can be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer.]

[Federal Farm Credit Banks

      The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities. Through its banks and related associations, the Farm Credit System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended, and are subject to regulation by a Federal agency, the Farm Credit Administration. The Farm Credit Banks and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lead to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the Farm Credit System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector and to certain related businesses. Moreover, the Farm Credit System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the Farm Credit System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

      The Farm Credit System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The Farm Credit Banks are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the Farm Credit Banks through the Federal Farm Credit Banks Funding Corporation, as agent for the Farm Credit Banks. Each Farm Credit Bank determines its participation in each issue of Systemwide Debt Securities based on its funding and operating requirements, subject to the availability of eligible collateral, to determinations by the Funding Corporation as to conditions of participation and terms of each issuance, and to Farm Credit Administration approval.

      Important information regarding the Farm Credit Banks and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Farm Credit Banks Funding Corporation. This information consists of the most recent Farm Credit System annual information statement and any quarterly information statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302. Upon request, the Farm Credit Banks Funding Corporation will furnish, without charge, copies of the above information.]

      The Trust will have no other significant assets [other than any credit support or those assets referred to below] from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the Certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor]. All information contained in this Prospectus Supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph. Neither the Depositor nor [any of] the underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.

      [The Deposited Assets will also include [direct obligations of the United States of America][describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities] [describe any Swap Agreement and any credit support] (such assets, together with the Underlying Securities, the "Deposited Assets").]

                         [DESCRIPTION OF SWAP AGREEMENT]

      [The Trust will enter into a Swap Agreement with [Commerzbank, AG] [other Swap Counterparty] (the "Swap Counterparty") in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "Master Agreement") published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as modified and supplemented by a schedule thereto substantially in the form of the schedule attached as an exhibit to the Registration Statement (the "Schedule") except as modified to reflect the terms of the related Certificates and Trust Agreement and any specific terms of the swap transaction or swap transactions under such Master Agreement that are evidenced by one or more confirmations (each a "Confirmation").]

      [The transaction evidenced in the Swap Agreement will be an interest rate swap transaction between the Trust and the Swap Counterparty under which the Trust will pay to the Swap Counterparty the [fixed rate] [floating rate] coupon payments received in respect of the Underlying Securities and receive from the Swap Counterparty [floating rate] [fixed rate] payments. The swap transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the coupon otherwise applicable to the Underlying Securities into the effective coupon the Trust will distribute with respect to the Certificates.]

      [The transaction evidenced in the Swap Agreement will be a cross-currency swap transaction between the Trust and the Swap Counterparty under which the Trust will pay to the Swap Counterparty the [fixed rate] [floating rate] [foreign currency] [dollar] coupon and principal payments received in respect of [specified] Underlying Securities, and will receive from the Swap Counterparty [floating rate] [fixed rate] [dollar] [foreign currency] payments. The transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the interest rate and currency otherwise applicable to payment of interest and principal under the Underlying Securities into the interest rate and currency in which the Trust will make distributions with respect to the Certificates.]

      [The transaction evidenced in the Swap Agreement will be a total rate of return swap transaction between the Trust and the Swap Counterparty under which the Trust [will pay to the Swap Counterparty coupon and principal payments received in respect of the Underlying Securities during the relevant period, and] will receive from the Swap Counterparty [interest] [principal] payments based on the increase in value of the [index] during the relevant period or make payments to the Swap Counterparty based on the decrease in value of the [index] during the relevant period.] [The Trust will not be required to make payments under the total rate of return swap transaction if such payments would cause a loss of principal to the Certificates.] The transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the return on the Underlying Securities to the return based on the performance of the [index] that the Trust will distribute on the Certificates.]

      [The transaction evidenced in the Swap Agreement will be an option transaction between the Trust and the Swap Counterparty under which the Trust will [purchase a put option from] [grant a call option to] the Swap Counterparty with respect to the Underlying Securities or other Deposited Assets[, and the Trust will make a payment to the Swap Counterparty of [ * ] [, and the Swap Counterparty will make a payment to the Trust of [ * ].] Such option will be documented in, and form an integral part of, the Swap Agreement. [The call option will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Deposited Assets at or prior to the maturity of the Certificates or to effect a conversion of the Underlying Securities into the right to receive another security.] [The put option will entitle the Trust to put to the Swap Counterparty the Underlying Securities at par, thereby protecting the Trust from a decline in the market value of the related Underlying Securities in circumstances where the Underlying Securities may be outstanding on the Final Scheduled Distribution Date with respect to the Certificates.] [The Trust Agreement will provide that the

Trust will automatically exercise the put option, unless otherwise instructed by the Holders, if the market value of the Underlying Securities on the exercise date for the put option is less than the par value of such Underlying Securities.]

      [The transaction evidenced in the Swap Agreement will be a credit swap transaction, under which the Trust will receive payments from the Swap Counterparty of [ * ]% per annum on payments dates which occur on each Distribution Date for the Certificates. In exchange, the Trust will assume the default or other credit risk on a security not owned by the Trust (a "Reference Security"). Upon the occurrence of one or more Credit Events described below with respect to the Reference Security, the Trust would suffer the resulting loss pursuant to [a provision requiring the Trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities)] [a provision requiring the Trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to Certificateholders or sold (and the proceeds distributed)] [a provision requiring the Trust to purchase a Reference Security for a predetermined price] [specify any other provision]. A purchaser of the Certificates should therefore carefully review the following information regarding the terms of the [Reference Security] [set forth information comparable to disclosure for Concentrated Underlying Security].]

      [The [notional amount] of the [interest rate] [currency] [total rate of return] [credit] swap transaction will be equivalent to the principal amount of Underlying Securities held by the Trust. Payment dates and payment accrual periods under the Swap Agreement will match the Distribution Dates and Interest Accrual Periods on the Certificates. The [floating rate] [index value] applicable to payments during each period under the Swap Agreement will be established by the Calculation Agent on each payment date based on the value of [the [floating rate] as of the day prior to the first day of the [Interest Period] [the [index] as of the ___ day prior to the last day of the Interest Period]. The value of [floating rate] [index] will be determined by reference to the [screen] or in the event such screen [rate] [value] is unavailable by reference to quotations from market makers obtained by the Calculation Agent.]

      The principal economic terms of the swap transaction will be set forth in the Confirmation. A Current Report on Form 8-K relating to the Certificates containing a copy of the Confirmation as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The material terms of the Confirmation are described below:

      Effective Date:

      Termination Date:

      Fixed Amounts:

            Fixed Rate Payer [Notional] [Currency]
            [Calculation] Amount:

            Fixed Rate Payer:

            Fixed Rate Payer

            Payment Dates:

            Fixed Rate:

      Floating Amounts:

            Floating Rate Payer [Notional] [Currency]
            [Calculation] Amount:

            Floating Rate Payer
            Floating Rate:

            Floating Rate Payer Payment Dates:

            Floating Rate Option:

            Designated Maturity:

            Floating Rate Day Count Fraction:

            Reset Dates:

            [Method of Averaging:]

            [Compounding:]

      Calculation Agent:

      Business Days:

      [Reference Security]

      [Credit Events]

      [Conditions to Payment]

      [Settlement Terms]

      [Credit Events are defined to include the following:

      ["Bankruptcy" means the [Reference Entity]:

            (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive).]

      ["Failure to Pay" means after the expiration of any applicable (or deemed) Grace Period (after the satisfaction of any conditions precedent to the commencement of such Grace Period), the failure by a [Reference Entity] to make, when and where due, any payments [in an aggregate amount of not less than the Payment Requirement] under [the related Reference Security]. ["Grace Period" means, with respect to the Reference Security, _______________.]]

      ["Restructuring" means the occurrence of any of the following: [(i) a reduction in the rate or amount of interest payable or the amount of scheduled interest accruals, (ii) a reduction in the amount of principal or premium payable at maturity or at scheduled redemption dates, (iii) a postponement or other deferral of a date or dates for either (A) the payment or accrual of interest or (B) the payment of principal or premium, (iv) a change in the ranking in priority of payment of such Reference Security, causing the subordination of such Reference Security and (v) any change in the currency or composition of any payment of interest or principal, in each case, in circumstances resulting directly or indirectly from a deterioration in creditworthiness.]]

      [The Confirmation may also set forth terms for the Trust to make a cash payment to the Swap Counterparty in the event that it becomes illegal or impossible for the Trust to receive the Reference Security. The Confirmation also provides for notice of the occurrence of a Credit Event to be based on publicly available sources of information and for resolution by a third party of any dispute as to whether a Credit Event has occurred.]

      Early termination of the Swap Agreement upon the occurrence of an Underlying Security Default, Trust Wind-Up Event or other early termination event may result in the Trust becoming liable for a Swap Termination Payment, and the Trust may be required to sell Underlying Securities in order to pay such Swap Termination Payment. Investors should consider carefully the Risk Factors applicable to Swap Agreements as set forth in the Prospectus.

[Guarantee of [Commerzbank AG] [other Swap Guarantor]]

      [Commerzbank AG] [other Swap Guarantor] will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, [Commerzbank AG] [other Swap Guarantor]will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to [Commerzbank AG] [other Swap Guarantor] to pay such amount.]

                         [DESCRIPTION OF CREDIT SUPPORT]

      [For the benefit [solely] of the [Offered] [Class [ * ] Certificates [and the Class [ * ] Certificates]], credit support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.]

[The Letter of Credit

      Simultaneously with the Depositor's assignment of the Deposited Assets to the Trust, the Depositor will obtain the letter of credit from [ * ] in favor of the Trustee on behalf of the Certificateholders. The letter of credit will be irrevocable and will [support the [timely][ultimate] remittance of amounts due with respect to the Deposited Assets]. [The maximum amount that the Trustee may draw under the letter of credit will initially be equal to $[ * ]. The initial amount of the letter of credit will be [$]. Thereafter, the amount of the letter of credit with respect to any Distribution Date will equal [the lesser of (i) % of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (ii)] the amount of the letter of credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the letter of credit and (b) recoveries on defaulted Deposited Assets] [describe other methods]. The letter of credit expires on , 20__. The Trustee will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified herein.]

      [Add language regarding the letter of credit bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the letter of credit bank. In addition, to the extent that the letter of credit will cover payment of 20% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the letter of credit bank, if necessary.]]

[The Surety Bond

      Simultaneously with the Depositor's assignment of the Deposited Assets to the Trust, the Depositor will obtain a surety bond from [ * ] in favor of the Trustee on behalf of the Certificateholders. The surety bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered][Class[ * ]] Certificates. The surety bond expires on [ * ]. The Trustee will be obligated, in the event of a drawing on the surety bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the surety to the extent of any amounts owing, in the manner and priority specified herein.

      [Add language regarding the issuer of the surety bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the surety. In addition, to the extent that the surety bond will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the issuer of the surety bond, if necessary.]]

[Reserve Account

      The Depositor will deposit with Trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the Certificates in the amount of [$]. [Collections with respect to the Deposited Assets not distributed with respect to the Certificates shall be deposited in the Reserve Account.] Amounts deposited in the Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Depositor].]

      [In the event that [Credit Support Provider] ceases to be a reporting company under the Exchange Act, [the Trust will [terminate] [partially terminate] and distribute the related Underlying Securities to the Holders in kind [subject to payment of any termination payment owed to the Swap Counterparty for the termination of the related swap transaction]]. [Describe any provisions for replacement of Credit Support Provider]. [See "Risk Factors--Swap Agreements have special risks" and "Description of Trust Agreement--Trust Wind-Up Events" in the Prospectus.]

                            YIELD ON THE CERTIFICATES

      [Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the Certificateholders of each Class of the Certificates, as described elsewhere herein.] See "Maturity and Yield Considerations" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will consist of [ * ] Classes of Certificates, designated as Class [ * ][,] [and] Class [ * ] [and Class___] Certificates. The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The Certificates represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class [ * ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. The Class [ * ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. [The Class [ * ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate.] [The Class [ * ] Certificates, which are not being offered hereby, will be transferred by the Depositor to another entity on the Closing Date, and may be sold at any time by the Depositor in accordance with the terms of the Trust Agreement.]

      The Certificates [(other than the Class [ * ] Certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The Class [ * ] Certificates [and specify any others] will be offered in registered, Certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one Certificate of each such Class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such Class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

      The Certificates [(other than the Definitive Classes of Certificates)] will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "-Definitive Certificates." Unless and until definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "-Definitive Certificates" below and "Description of Certificates-Global Securities" in the Prospectus.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Certificates evidence such Voting Rights authorize divergent action.

Definitive Certificates

      Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each Class of Certificates [(other than the definitive Classes)] and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Certificates [(other than the definitive Classes of Certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust Agreement.

Distributions

      Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

o to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;

o to the [providers of credit support ("Credit Support Providers")] [swap or derivative counterparty], any amounts required to be paid or reimbursed to, or deposited with, any such person;]

o to the Certificateholders of each Class of such series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], second, to the payment of Required Principal and, third, to the payment of Required Premium, in each case applicable to such Class, commencing with the most highly ranked Class and, to the extent Available Funds remain available, to each other Class in accordance with the ranking specified herein under "-Allocation of Losses; Subordination";

o     [to the Credit Support Providers, any credit support payments;]

o to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant to clause (i) above;

o     [all remaining amounts, if any, to the Depositor or its assignee].

      Collections received from the Deposited Assets and any applicable credit support relating to the Certificates over a specified period may not be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the Certificateholders of the Certificates. To the extent Available Funds are insufficient to make any such distributions due to any such series or Class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay the shortfall.

      For purposes hereof, the following terms have the following meanings:

            ["Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$]__________ and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]

            "Available Funds" for any Distribution Date means the sum of (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as of such Distribution Date pursuant to the credit support described herein [and (c) any additional amount that [the Depositor] may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds].

            "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

            "Eligible Investments" means, with respect to the Certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

            "Required Interest" for the Certificates or any Class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such Certificates, computed at the applicable Pass-Through Rate.

            "Required Premium" for the Certificates or any Class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such Certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

            "Required Principal" for the Certificates or any Class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such Certificates. The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any credit support obtained for the benefit of such holder. The Certificate Principal Balance of any Class of Certificates [(other than the Class [ * ] Certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses, as described herein.

            [The Notional Amount of the Class [ * ] Certificates as of any date of determination is equal to [specify amount].] [Holders of the Class
      [ * ] Certificates are not entitled to receive any distributions allocable to principal.]

      [Notwithstanding the priorities described above, holders of the Class
[ * ] Certificates and the Class [ * ] Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the Class [ * ] Certificates and the Class [ * ] Certificates, if any of the following conditions shall be satisfied: [describe conditions, if any, by which a certain Class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[Advances

      Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for the Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

      Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

      All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the Certificates.]

Allocation of Losses; Subordination [specify if necessary]

      [The subordination described herein provided by the Class [ * ] Certificates [and the Class [ * ] Certificates] is designed to protect holders of the remaining Classes of Certificates from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining Classes of Certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.]

      [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various Classes].]

      [An "Extraordinary Trust Expense" is an expense of a given Trust in excess of the Allowable Expense Amount, including certain reimbursements to the Depositor described in the Prospectus under "Description of Certificates) [Certain Matters Regarding the Trust Administrator and the Depositor"] and certain reimbursements to the Trustee described under "Description of the Trust Agreement--The Trustee" herein.]

[Restrictions on Transfer of the Class [ * ] Certificates

      Because the Class [ * ] Certificates are subordinate to the Class [ * ] Certificates and the Class [ * ] Certificates to the extent set forth herein, the Class [ * ] Certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "Certain ERISA and Other Considerations" herein and in the Prospectus.]

[Call Rights

      The Certificates are a Callable Series. [Specify call holder] has the right to purchase all or a portion of the Certificates at a price of [ * ]%, provided that such right must be exercised with respect to a minimum Certificate Principal Balance of [ * ] and integral multiples thereof. [Specify any time restriction]. Each Certificateholder will be entitled to receive a distribution of a pro rata share of the price paid in connection with exercise of the call option.] [If the call is exercised for an amount that is less than 100% of the Certificate Principal Balance, the Trustee shall [select pro rata] the Certificates which shall be called and in respect of which such Certificateholders will to receive a distribution of a pro rata share of the price paid in connection with exercise of the call option.]

                       DESCRIPTION OF THE TRUST AGREEMENT

General

      The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series [ * ]-[ * ] supplement) will consist of:

o the Deposited Assets [(including the Swap Agreement, if any)] (exclusive of any Retained Interest, which is not part of the Trust);

o all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and];

o     [any credit support in respect of any Class or Classes of Certificates]
      [and;

o the rights of the Depositor under the purchase agreement between the Depositor and Commerzbank Capital Market Corp.].

      [In addition, the holders of the Certificates may also have the benefit of certain credit support discussed above. See "Description of Credit Support."] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

      [ * ], a [ * ] corporation, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ * ] and its telephone number is [ * ].

      The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

      An event of default (an "event of default") with respect to any Class of Certificates under the Trust Agreement will consist of:

o a default in the payment of any interest on any Underlying Security after the same becomes due and payable [(subject to any applicable grace period)];

o a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and

o     the occurrence and continuance of [describe other events].

      [Describe remedies available to Certificateholders upon the occurrence and continuance of an event of default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

      The Trust Agreement will provide that, within 90 days after the occurrence of an event of default in respect of the Certificates of any Class, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such Class.

      No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such series evidencing not less than the Required Percentage specified in the applicable Trust Agreement of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) the holder or holders have offered the Trustee reasonable indemnity, and (iv) the Trustee has for 15 days failed to institute such proceeding.

Voting Rights

      [At all times,] [Subject to the succeeding paragraph,] [ * ]% of all Voting Rights will be allocated among all holders of the Class [ * ] Certificates[,] [and] the Class [ * ] Certificates [and specify other Classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective Certificates and [ * ]% of all Voting Rights will be allocated among all holders of the Class [ * ] Certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective Certificates. [Specify whether and under what circumstances voting will be Class-by-Class.]

      [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages.] ["Required Percentage" of Voting Rights necessary to consent to amendment or modification of the Trust shall be [ * ]%.] ["Required Percentage" shall mean [ * ]% [of the Voting Rights].]

Voting of Underlying Securities, [Modification of Indenture]

      The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the terms thereof and by [DTC] [Federal Reserve Bank] except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from [DTC] [Federal Reserve Bank] the [Underlying Securities Trustee] [the fiscal agent] [or the issuer of the Underlying Securities] [or GSE issuer] for its consent to any amendment, modification or waiver of the Underlying Securities, [the indenture] or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the Certificates, as applicable) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor Trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the [indenture] [Underlying Securities] and only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding Class of the Certificates. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

      In the event that an offer is made by the [issuer of the Underlying Securities] [or GSE issuer] to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the indenture [Underlying Securities] has occurred, the Trustee is directed by the affirmative vote of all of the Certificateholders to accept such offer and the

Trustee has received the tax opinion described above. Accordingly, a Certificateholder generally would be required to effect a withdrawal of the relevant Underlying Securities from the Trust in order to accept such offer. See "Description of Certificates--Optional Exchange" in the Prospectus.

      [If an event of default under the [indenture] [Underlying Securities] occurs and is continuing and if directed by all the holders of outstanding Class [ * ] Certificates and[, unless the Class [ * ] Certificates are no longer outstanding, by all the holders of outstanding Class [ * ] Certificates,] the Trustee will vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the Certificateholders' interests of each Class may differ and the interests of either Class may differ from holders of other outstanding debt securities of the Underlying Security Issuer[s].]

Termination

      The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in ["Description of Certificates--Termination"] ["Description of Certificates--Trust-Wind-Up Events"] in the Prospectus. [Describe additional termination provisions.] [If applicable:][the Depositor will have the right to purchase all remaining Deposited Assets in the Trust and thereby effect early retirement of the Certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [ * ]% of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of the Depositor at [specify when and on what terms any such option may be exercised]]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Depositor exercises any such option, the portion of the purchase price allocable to the Certificates of each Class will be, to the extent of available funds, [[ * ]% of their then aggregate outstanding Certificate Principal Balance or Notional Amount, as applicable, plus with respect to the Certificates [one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each Class of Certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] See ["Description of Trust Agreement--Termination"] ["Description of Certificates--Trust Wind-Up Events"] in the Prospectus. The following events of default with respect to the Underlying Securities will constitute an "Underlying Securities Default" which will cause an [early winding up of the Trust] and [an early termination of the swap transaction related to such Underlying Securities] [list].

                 [CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS]

      [Describe any applicable legal aspects of the Deposited Assets.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Certificateholders are urged to review "Material Federal Income Tax Consequences" in the Prospectus, which describes generally the material tax consequences related to the Trust and ownership of the Certificates.

Tax Treatment of the Trust

      [The Trust will be a "grantor trust" for federal income tax purposes. Each owner will be subject to taxation as if it owned the portion of the Underlying Securities and the other Deposited Assets (if any) allocable to such Certificates.]

      [The Trust will be a partnership for federal income tax purposes, assuming there are at least two owners of Certificates or a "disregarded entity" if there is only one owner of Certificates.]

      [The Trust will be a FASIT for federal income tax purposes.] .] [If the Trust is a FASIT, describe the requirements for the Classification of the Trust as a FASIT and the material consequences to a holder of owning such Certificates.]

      See "Material Federal Income Tax Consequences" in the Prospectus.

      [Discuss any tax features not discussed in the Prospectus.]

Tax Consequences related to the Certificateholders

      [Describe the material consequences that relate to the specific Certificates issued pursuant to this Prospectus Supplement, including whether Certificateholders may realize phantom income and the consequences of such phantom income.]

Other Deposited Assets of the Trust

      [Describe tax consequences of the Other Deposited Assets.]

                     CERTAIN ERISA AND OTHER CONSIDERATIONS

      Certificateholders are urged to review "Certain ERISA and Other Considerations" in the Prospectus, which describes generally the ERISA considerations related to the Trust and ownership and transferability of the Certificates.

      [The "Alternative Non-Plan ERISA Restrictions" described in the Prospectus are applicable to the Certificates.]

      [The "Alternative ERISA Plan Assets Representations" described in the Prospectus are applicable to the Certificates.]

      [INSERT ANY APPLICABLE ADDITIONAL RESTRICTIONS WITH RESPECT TO ERISA INVESTORS OR SUCH OTHER RESTRICTIONS WITH RESPECT TO ERISA INVESTORS THAT MAY BE DIFFERENT FROM ANY OF THE FOREGOING.]

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated [ * ], _______, the Depositor has agreed to sell and [Commerzbank Capital Markets Corp. [each of the underwriters named below, including Commerzbank Capital Markets Corp.] [,] has [severally] agreed to purchase, the [Certificates] [the principal amount of each Class of Certificates set forth below opposite its name].


                                         Class [ * ]   Class [ * ]   Class [ * ]
                                         -----------   -----------   -----------

Commerzbank Capital Markets Corp......   $             $             $
                                         -----------   -----------   -----------
Total.................................   $             $             $
                                         ===========   ===========   ===========

      [Commerzbank Capital Markets Corp. has] [The several underwriters have] agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased. [In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.]

      The Depositor has been advised by the underwriter[s] that [it][they] propose[s] to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter[s] [may][has advised the Depositor that it will] effect such transactions by selling Certificates to or through one or more dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and any purchasers of Certificates for whom they may act as agents. The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act. [The Depositor has been advised by the underwriter[s] that [all][a substantial portion] of the Certificates will be offered by the underwriter[s] to [NAME OF DEALER] for sale by such dealer on a best efforts basis at agreed discounts or commissions payable to such dealer in connection with such sale.]

      The underwriting agreement provides that the Depositor will indemnify the underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter[s] may be required to make in respect thereof.

                                     RATINGS

      It is a condition to the issuance of the Certificates that the Certificates be rated not lower than [specify ratings applicable to each Class] by [Standard & Poor's Ratings Services ("Standard & Poor's")][ Moody's Investor's Service, Inc. ("Moody's")][Fitch Ratings ("Fitch ")](the "Rating[Agency][Agencies]"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of credit support, as well as on the relative priorities of the Certificateholders of each Class of the Certificates with respect to collections and losses with respect to the Deposited Assets. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the Class [ * ] Certificates [specify Class with Notional Amount] may fail to recover fully their initial investment.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

      The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating [Agency] [Agencies].

                                 LEGAL OPINIONS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor and the underwriter[s] by Clifford Chance US LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Advance .............................................................       S-24
Allowable Expense Amount ............................................       S-23
Available Funds .....................................................       S-23
Business Day ........................................................        S-8
Call Premium Percentage .............................................       S-23
Clearing Agency .....................................................       S-22
Closing Date ........................................................        S-7
Credit Support Providers ............................................       S-22
Definitive Classes ..................................................       S-21
Deposited Assets ....................................................  S-8, S-17
Depositor ...........................................................        S-7
Eligible Investments ................................................       S-23
ERISA ...............................................................        S-9
event of default ....................................................       S-25
Extraordinary Trust Expense .........................................       S-24
Fannie Mae ..........................................................       S-14
FASIT ...............................................................        S-9
FIRRE Act ...........................................................       S-15
Fitch ...............................................................       S-29
Freddie Mac .........................................................       S-14
IRA .................................................................        S-9
Keogh ...............................................................        S-9
Liquidation Proceeds ................................................       S-24
Moody's .............................................................       S-29
Plan ................................................................        S-9
Rating Agencies .....................................................       S-29
Realized Losses .....................................................        S-9
Required Interest ...................................................       S-23
Required Percentage .................................................       S-26
Required Premium ....................................................       S-23
Required Principal ..................................................       S-23
Retained Interest ...................................................       S-13
Sallie Mae ..........................................................       S-14
Special Distribution Date ...........................................        S-8
Specified Currency ..................................................        S-4
Standard & Poor's ...................................................       S-29
Swap Agreements .....................................................        S-8
Systemwide Debt Securities ..........................................       S-16
Underlying Securities ...............................................       S-13
Underlying Securities Default .......................................       S-27

                Subject to Completion Dated ______________, 200_

Preliminary Prospectus

Trust Certificates (Issuable in series)
Comcertz ABS Corporation, Depositor

      Consider carefully the risk factors beginning on page [4] in this Prospectus.

      Unless otherwise specified in the applicable Prospectus Supplement, neither the Certificates nor any of the securities deposited in any Trust are obligations of or are insured or guaranteed by the U.S. government or any U.S. government agency. None of the obligations of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks, Tennessee Valley Authority or Federal Farm Credit Banks are insured or guaranteed by the U.S. government or any U.S. government agency.

      The Certificates will represent interests in the Trust only and will not represent interests in or obligations of the Depositor or of the trust administrator of the Trust or any of their affiliates.

      This Prospectus may be used to offer and sell any series of Certificates only if accompanied by the Prospectus Supplement for that series.

      The Trust:

o may periodically issue asset backed Certificates in one or more series with one or more Classes;

o     will own:

      o a publicly issued, fixed income debt security or a pool of such debt securities;

      o     payments due on those securities;

      o other assets described in this Prospectus and in the accompanying Prospectus Supplement; and/or

      o securities of government sponsored enterprises which, unless otherwise stated in the Prospectus Supplement, are not obligations of and are neither insured nor guaranteed by the U.S. government or any U.S. government agency.

      The Certificates:

o will represent interests in the Trust and will be paid only from the Trust assets;

o will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to the holders of the Certificates ("Certificateholders" or "Holders") may be payable in U.S. dollars or in one or more foreign or composite currencies;

o will be issued as part of a designated series which may include one or more Classes of Certificates and enhancement; and

o will not be obligations of and will neither be insured nor guaranteed by the U.S. government or any U.S. government agency.

      The Certificateholders:

o will receive interest and principal payments from the assets deposited with the Trust.

      Neither the SEC nor any state securities commission has approved these Certificates or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Commerzbank Capital Markets Corp.

      [ * ], 200_

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular series of Certificates, including your series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your series of Certificates, including:

o the currency or currencies in which the principal, premium, if any, and any interest are distributable,

o the number of Classes of such series and, with respect to each Class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations,

o information concerning the type, characteristics and specifications of the securities deposited with the Trust (the "Underlying Securities") and any other assets deposited with the Trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or Class,

o the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to the Deposited Assets),

o the name of the Trustee and the trust administrator, if any, for the series,

o the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof,

o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any),

o     the date of issue,

o     the Final Scheduled Distribution Date (as defined below), if applicable,

o     the offering price,

o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each series or Class.

      See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

      If the terms of a particular series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

      You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus and
      the Accompanying Prospectus Supplement ..............................    2

Where You Can Find More Information .......................................    3

Risk Factors ..............................................................    3

Incorporation of Certain Documents by Reference ...........................    9

Reports to Certificateholders .............................................    9

Important Currency Information ............................................    9

The Depositor .............................................................   10

Use of Proceeds ...........................................................   12

Formation of the Trust ....................................................   12

Maturity and Yield Considerations .........................................   13

Description of the Certificates ...........................................   14

Description of Deposited Assets and Credit Support ........................   28

Description of Swap Agreement .............................................   37

Description of the Trust Agreement ........................................   41

Currency Risks ............................................................   52

Material Federal Income Tax Consequences ..................................   54

Certain ERISA and Other Considerations ....................................   63

Plan of Distribution ......................................................   65

Legal Opinions ............................................................   66

                       WHERE YOU CAN FIND MORE INFORMATION

      Each Trust is subject to the informational requirements of the Exchange Act and we file on behalf of each Trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov). We do not intend to send any financial reports to Certificateholders.

      We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

                                  RISK FACTORS

      Limited Liquidity. Prior to the issuance of any series (or Class within such series) of Certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue. If a trading market does not develop or such trading market develops but is not liquid, you may not be able to sell your Certificates at commercially reasonable prices or you may not be able to sell them at all.

      Limited Obligations and Interests. The Certificates will not represent a recourse obligation of or interest in Comcertz ABS Corporation (the "Depositor") or in Commerzbank AG, Commerzbank Capital Markets Corp. or any of their affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor, Commerzbank AG, Commerzbank Capital Markets Corp. or any of their affiliates, the Trust, or any other person. Any obligation of the Depositor with respect to the Certificates of any series will only be pursuant to limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If the Depositor were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to the Depositor, or from a reserve fund established to provide funds for repurchases. The Depositor is not obligated to establish or maintain a reserve fund. Therefore, your investment in the Certificates will depend solely on the assets of the related Trust rather than assets of the Depositor.

      Credit Support; Limited Assets. The Trust for any series (or Class of such series) of Certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the Certificates do not represent obligations of the Depositor or Commerzbank AG, Commerzbank Capital Markets Corp., any trust administrator or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by any person or entity. Accordingly, Certificateholders' receipt of distributions will depend entirely on the Trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

      Maturity and Redemption Considerations. The timing of any distribution with respect to any series (or of any Class within such series) of Certificates is affected by a number of factors, including:

o     the performance of the related Deposited Assets,

o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities), and

o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each Class of such series.

      These factors may be influenced by a variety of accounting, tax, economic, social and other factors and may result in earlier than expected distributions (which introduces potential reinvestment risk) or delayed distributions to the holders of the Certificates. The applicable Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets, some of which may adversely affect your investment in the Certificates as described in such Prospectus Supplement. See "Maturity and Yield Considerations."

      Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any credit support and the Deposited Assets. See the description under "Material Federal Income Tax Consequences" herein and in the applicable Prospectus Supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the Certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government. To the extent that the Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust are material to the holders of the Certificates, such consequences will be described in the applicable Prospectus Supplement.

      Ratings of the Certificates. At the time of issue, the Certificates of any given series (or each Class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or Class of Certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the Certificateholders of such series or Class to receive collections from, and to assert claims against, the Trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell Certificates. An investment grade rating does not guarantee that you will receive any particular investment return or payment of the principal of the Certificates. We cannot be certain that a rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future. If a rating of your Certificates is reduced below the original rating, the market value of such Certificates will likely decline and, in such circumstance, you may suffer a loss if you resell the Certificates and, depending on the magnitude of credit deterioration associated with such rating reduction, you might suffer delays or reductions in amounts received on the Certificates if you continued to own the Certificates.

      Global Securities. Unless otherwise specified in the Prospectus Supplement, the Certificates of each series (or, if more than one Class exists, each Class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual Certificates. Consequently, unless and until individual definitive Certificates of a particular series or Class are issued, purchasers will not be recognized as Certificateholders under the Trust Agreement. Until such time, purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a Certificate, may be limited. See "Description of Certificates--Global Securities" and any further description contained in the applicable Prospectus Supplement.

      Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable Trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, the Certificateholders will be exposed to the risks described in the Prospectus and in the applicable Prospectus Supplement. Therefore, before investing in Certificates that are backed by obligations of foreign issuers, you should carefully consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

o     future political and economic developments,

o     moratorium on payment or rescheduling of external debts,

o     confiscatory taxation,

o     imposition of any withholding tax,

o     exchange rate fluctuations,

o     political or social instability or diplomatic developments, and

o     the imposition of additional governmental laws or restrictions.

      Currency Risks. The Certificates of any given series (or Class within such series) may be denominated in a currency other than U.S. dollars. See "Currency Risks." This Prospectus does not describe all the risks of an investment in such Certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in Certificates denominated in a currency other than U.S. dollars. In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

      Passive Nature of the Trust. The Trustee with respect to any series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Although the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets under specified circumstances, each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse financial or other events which may affect any issuer of Underlying Securities, the value of the Deposited Assets and the value of the Certificates. Neither the Trustee nor the Depositor will have any right or obligation to dispose of the Deposited Assets even when, for example, prompt disposal of the Underlying Securities in reaction to events affecting the issuer of the Underlying Securities might minimize eventual losses to the Certificateholders.

      Swap Agreements have Special Risks. In general, a Swap Agreement, if any, will alter the amounts and timing and, if applicable, currency, of distributions of principal and/or interest on the related Certificates from that which a Holder would be entitled to receive from the related Underlying Securities directly. Where the Underlying Securities or all of the cash flows on the Underlying Securities are subject to a Swap Agreement, the holders of the related Certificates will effectively be exchanging the right to receive interest payments on the related Underlying Securities for the right to receive payments on such Certificates in accordance with the terms of such Swap Agreement for so long as it is in effect. Swap Agreements present various risks to the Certificateholders.

      o Default by Swap Counterparty. The Swap Counterparty may default under the Swap Agreement and, irrespective of whether the Swap Counterparty's obligations under the Swap Agreement are guaranteed by a Swap Guarantee, the Trustee may not be able to recover moneys owed following a default by the Swap Counterparty under such Swap Agreement. If the Swap Counterparty or the guarantor under any Swap Guarantee fails to make a required payment under the Swap Agreement, the holders of the Certificates will not have the benefit of the expected exchanged payments from the Swap Agreement.

      o Swap not a guarantee of payment on the Underlying Securities. Generally, the Swap Agreement is not a guarantee of the Underlying Securities in whole or in part. No assurance can be given that the Trust will receive the payments due to be received on such Underlying Securities and, unless otherwise specified in the Prospectus Supplement, the existence of a Swap Agreement will not provide any additional assurance that such payments will be received by the Trust because the Swap Counterparty will not be obligated to make any payments to the Trust in respect of any payment default on the Underlying Securities.

      o Swap not a protection against prepayment or extension risks related to the Underlying Securities. Unless expressly entered into for such purpose and so described in the Prospectus Supplement, a Swap Agreement does not protect an investor against risks associated with prepayment or early redemption or amortization, or extension of the maturity, of the Underlying Securities.

      o Early amortization of Underlying Securities may result in liability to the Trust. To the extent that the aggregate principal amount of the related Underlying Securities is reduced through any such redemption, payment or exchange, the corresponding notional amount for any swap or amount of any option or other reference amount for any derivative obligation subject to the Swap Agreement, and accordingly, the amounts payable by the Swap Counterparty, may be ratably reduced. Alternatively, if so described in the Prospectus Supplement, such events may be treated as "Termination Events" and create potential liability for Swap Termination Payments as described below. If the assets of the Trust are used to make Swap Termination Payments, the Trust may not be able to make all of the contemplated interest and principal payments on the Certificates.

      o Swap Agreement default or termination. The Trust will be wound up if certain events of default or termination events have occurred under any related Swap Agreement, including, without limitation, any Trust Wind-Up Event as described under "Description of the Trust Agreement -- Trust Wind-Up Events" or an Underlying Security Default (as defined herein) that results in termination of all affected swap transactions under the Swap Agreement. An event of default, Trust Wind-Up Event, an Underlying Security Default or other specified swap termination events may be specified in the Prospectus Supplement to affect only specific swap transactions under the Swap Agreement, in which case only the affected swap transactions will terminate. A partial or complete termination of the Swap Agreement may have certain adverse consequences to the Certificateholders as described herein and in the applicable Prospectus Supplement.

      o Determination of Swap Termination Payments. Upon an early termination of a Swap Agreement or one or more swap transactions thereunder, as described more fully in "Description of Swap Agreement--Early Termination of Swap Agreements" and in any analogous discussion in the applicable Prospectus Supplement, a payment (a "Swap Termination Payment") may be payable by the applicable Trust to the Swap Counterparty or by the Swap Counterparty to such Trust, unless the Prospectus Supplement provides that Swap Termination Payments will not be payable in connection with early termination of the related Swap Agreement or swap transaction. Generally, the amount of any Swap Termination Payment for any swap transaction will be based on the estimated cost or gain, at prevailing market values, that would be incurred or received by the Trust or by the Swap Counterparty to enter into a swap transaction having economic terms similar to that of the terminated swap transaction (or, if such market value cannot be determined or does not produce a commercially reasonable result, any losses or gains experienced by the Trust or the Swap Counterparty as a result of the termination of the Swap Agreement or specific swap transaction(s)). Therefore, if the Trust would have to pay a third party to enter into a replacement swap transaction, a third party would pay the Swap Counterparty to enter into a replacement swap transaction with the Swap Counterparty or the termination would result in a loss to the Trust or a gain to the Swap Counterparty, a Swap Termination Payment will be due from the Swap Counterparty to the Trust in respect of that swap transaction. If a third party would pay the Trust to enter into a replacement swap transaction, the Swap Counterparty would have to pay a third party to enter into a replacement swap transaction with the Swap Counterparty or termination of such swap transaction would result in a gain to the Trust or a loss to the Swap Counterparty, a Swap Termination Payment will be due from the Trust. The Swap Termination Payment for any Swap Agreement entered into by a particular Trust is the net amount payable after offsetting individual termination payments applicable to each swap transaction evidenced by such Swap Agreement. The Swap Termination Payment will, in most circumstances, be determined by reference to market quotations from independent dealers in the relevant markets and in accordance with prevailing market practices specified by market-conventional swap documentation. Typically, the market quotations used to determine the Swap Termination Payment, if any, are obtained by the party that is not the defaulting party or the party that is not the party affected by the relevant swap termination event.

      o Amount and Liability for Swap Termination Payments. The amount incurred by the Trust as a Swap Termination Payment and the resulting loss to Holders ("Holders") could be quite substantial in relation to the total value of the Underlying Securities if interest rates, currency rates, swap spreads or credit spreads have changed significantly since the Closing Date. A Trust's source of funds for the making of any Swap Termination Payment payable by the Trust will be limited (i) in the case of an early termination other than as a result of an Underlying Security Default, to a claim upon the Deposited Assets pro rata with that of the Holders based on the aggregate Certificate Principal Balance and (ii) in the case of an early termination as a result of an Underlying Security Default, to a claim upon the Deposited Assets in their entirety. See "Description of the Certificates--Early Distribution of Underlying Securities" and "Description of Trust Agreement--Trust Wind-Up Events." Holders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

      o Liquidation of assets to pay Swap Termination Payments. The price obtained upon liquidation of Trust assets to pay a Swap Termination Payment may be unfavorable. Upon an early termination of a swap transaction under the Swap Agreement, the applicable Trust will terminate (unless one or more swap transactions under the Swap Agreement are not affected by the related Termination Event (as defined herein)), and any applicable Swap Termination Payment will be paid by or to the Trust. If the Trust is liable for a Swap Termination Payment, Underlying Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Holders of their right to tender the amount of any related Swap Termination Payment as set forth below. Unless the Prospectus Supplement designates a different Selling Agent, the Selling Agent may be Commerzbank AG, Commerzbank Capital Markets Corp. or an affiliate of Commerzbank AG or Commerzbank Capital Markets Corp. (including the Swap Counterparty) designated by it. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Underlying Securities. The Selling Agent shall be permitted to sell Underlying Securities to affiliates of the Selling Agent. In connection with any Swap Termination Payment payable by the Trust, the Holders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Deposited Assets) and a written instruction to discontinue sale of the Underlying Securities. It is possible that Underlying Securities may be sold by the Selling Agent before the Holders are notified of and able to act upon their rights under the foregoing provision. Holders could be materially adversely affected if the Trust is required to sell Underlying Securities in order to pay Swap Termination Payments at a time when prices for the Underlying Securities in the secondary market are depressed as a result of a default on the Underlying Securities or for any other reason. See "Description of Swap Agreement--Early Termination of Swap Agreements" and "--Swap Termination Payments" and "Description of Trust Agreement--Sale of Underlying Securities; Secured Party Rights."

      o Other early swap termination risks. Early swap termination may leave the Trust with Underlying Securities that have unexpected or unfavorable investment characteristics. During its term, the Swap Agreement may enable the Trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified under the Swap Agreement, notwithstanding that the Underlying Securities may have a different currency, interest rate basis or maturity, or other features different from those of the Certificates. For instance, if the Certificates depend on a Swap Agreement to pay to the Trust fixed periodic payments corresponding to payments by the Trust of a fixed rate of interest on the Certificates while the Underlying Securities pay a floating rate of interest, the holders of the Certificates would not receive the expected fixed interest rate if the Swap Counterparty defaulted on its payment obligations. Upon early termination of the Swap Agreement, after giving effect to any sales of the Underlying Securities and payment or receipt of any Swap Termination Payment as set forth above, the remaining Underlying Securities, if any, and any Swap Termination Payment received by the Trust, will be distributed pro rata to the Holders. With respect to each such Holder, such distribution will constitute a final distribution in respect of such holder's fractional undivided interest in such Trust. After such distribution of the related Underlying Securities, the holders thereof will only be entitled to distributions of principal and interest in accordance with the terms of such Underlying Securities, and not in accordance with the terms of the terminated swap transaction(s) under the Swap Agreement, which may result in such holders receiving less than they would have if the related swap transaction(s) had not terminated.

      o Security interest may be granted to the Swap Counterparty. The obligations of each Trust to any related Swap Counterparty will be secured by a security interest in the Deposited Assets granted by the Trust in favor of the Swap Counterparty. Such security interest may give the Swap Counterparty a priority claim over the assets of the Trust relative to the claims of the Certificateholders.

      Unexpected Trust expenses. The Trust will be wound up if the Trustee incurs certain losses, liabilities or expenses in excess of a specified "Trigger Amount" set forth in the Prospectus Supplement (the "Trigger Amount"), which are to be indemnified by Commerzbank Capital Markets Corp. in an aggregate amount up to a Maximum Reimbursable Amount set forth in the Prospectus Supplement (the "Maximum Reimbursable Amount"), unless the Holders unanimously undertake (or any Swap Counterparty undertakes) to indemnify the Trustee as described under "Description of Trust Agreement--Trust Wind-Up Events."

      A change in the available public information about the Trust's assets. If any Underlying Security Issuer of a Concentrated Underlying Security, the Swap Counterparty or Credit Support Provider ceases to be an Eligible Issuer, or if any Underlying Security Issuer is no longer an Eligible Issuer and is no longer a Reporting Issuer, and no additional means of replacing or providing current information regarding such party is described in the Prospectus Supplement; or if, whether or not a related Swap Counterparty or Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act with respect to the related swap transaction or Credit Support, a Trust Wind-Up Event may occur in whole or in part as described in "Description of Trust Agreement--Trust Wind-Up Events."

      "Concentrated Underlying Security" means any Underlying Security (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of Certificates.

      "Eligible Issuer" means (i) the United States government, (ii) any corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 under the Securities Act and is subject to the informational requirements of the Exchange Act, and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) or (iii) the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government sponsored enterprise that has a comparable market capitalization and which makes information publicly available comparable to that of Exchange Act reporting companies.

      "Reporting Issuer" means a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(1) of the Exchange Act).

      Unless the Prospectus Supplement specifies that the Trust will be wound up only as a whole, if the Trust holds assets other than the affected Underlying Securities, swap transactions or Credit Support, a Trust Wind-Up Event will be limited to a partial termination of the Trust with respect to the Underlying Security, swap transaction or Credit Support as to which the Depositor's reporting obligations can no longer be satisfied. See "Description of Trust Agreement--Trust Wind-Up Events." The Prospectus Supplement may also specify other Trust Wind-Up Events.

      Other Risk Factors. The Prospectus Supplement for each series of Certificates will set forth information regarding additional risk factors applicable to such series (and each Class within such series). Such information may include, without limitation, risks concerning the Certificates issued by the relevant Trust, the Underlying Securities acquired by the relevant Trust, any Swap Agreement entered into by the relevant Trust, any credit support acquired by the relevant Trust and other Deposited Assets acquired by the relevant Trust.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this Prospectus: All documents subsequently filed for by us pursuant to Sections 13(a), 13(c), 14 or 14(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future SEC reports filed by or on behalf of the Trust until we terminate our offering of the Certificates.

      As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, in person at Comcertz ABS Corporation, c/o Lord Securities Corporation, 48 Wall Street, 27th Floor, New York, NY 10005 or by writing or calling us at Secretary of Comcertz ABS Corporation, c/o Lord Securities Corporation, 48 Wall Street, 27th Floor, New York, NY 10005, (212) 346-9000.

                          REPORTS TO CERTIFICATEHOLDERS

      Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each Trust will be prepared by the Trustee and sent on behalf of each Trust only to Cede & Co., as nominee of DTC and registered holder of the Certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the Trust periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

      References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

      Purchasers are required to pay for each Certificate in the currency in which the Certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested in connection with the offering of the Certificates by a prospective purchaser from a Trust or the Underwriter of a Certificate denominated in a currency other than U.S. dollars, Commerzbank AG, New

York Branch (or an affiliate thereof) will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the Certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the Certificate or by a later date as determined by Commerzbank AG, New York Branch (or an affiliate thereof). Each exchange will be made by Commerzbank AG, New York Branch (or an affiliate thereof) on the terms and subject to the conditions, limitations and charges that Commerzbank AG, New York Branch (or an affiliate thereof) may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                  THE DEPOSITOR

      The Depositor was incorporated with the name "COMETS ABS Corporation" on June 28, 2002 under the laws of the State of Delaware. Pursuant to an Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 24, 2002, the Depositor changed its name from "COMETS ABS Corporation" to "Comcertz ABS Corporation". The registered office of the Depositor in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc. The registered agent's telephone number is
(302) 674-4089 and its facsimile number is (302) 674-5266. The principal office of the Depositor is Comcertz ABS Corporation, c/o Lord Securities Corporation, 48 Wall Street, 27th Floor, New York, New York 10005 and its telephone number at such address is (212) 346-9000.

      The Depositor has no prior operating history, prior business or employees. Lord Securities Corporation has agreed to provide certain general corporate management and administrative services to the Depositor pursuant to an engagement agreement with Commerzbank Capital Markets Corp. dated June 27, 2002. In addition, the Depositor has engaged Commerzbank Capital Markets Corp. to perform certain other administrative and advisory services pursuant to the Administration Agreement described below.

      The directors of the Depositor are Dean A. Christiansen, Benjamin B. Abedine and Orlando Figueroa. The President and Treasurer of the Depositor is Dean A. Christiansen. The Secretary of the Depositor is Lori Gebron. Dean A. Christiansen, Benjamin B. Abedine, Orlando Figueroa and Lori Gebron are employees of Lord Securities Corporation.

      The Depositor will be capitalized only to the extent of its common equity of U.S. $1,000, which will be legally owned and held by Broad Street Contract Services, Inc. Neither Broad Street Contract Services, Inc. nor Lord Securities Corporation are affiliated with Commerzbank AG or Commerzbank Capital Markets Corp.

      The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as Depositor of one or more Trusts that may issue and sell Certificates.

The Administration Agreement

      The Depositor has engaged Commerzbank Capital Markets Corp. to act as an administrative agent (in such capacity, the "Administrative Agent") for the Depositor pursuant to an administration agreement between the Depositor and Commerzbank Capital Markets Corp. (as may be amended or supplemented from time to time, the "Administration Agreement"). In its capacity as Administrative Agent, Commerzbank Capital Markets Corp. will be required to provide administrative and advisory services to the Depositor, including the oversight and effectuation of certain operations of the Depositor in accordance with (i) each of the Trust Agreements, (ii) each underwriting agreement entered into by the Depositor, (iii) each registration statement (as may be amended or supplemented from time to time) and other document filed by the Depositor with the SEC and (iv) all other agreements and documents that are signed by or on behalf of the Depositor and/or filed with a governmental agency by or on behalf of the Depositor (all agreements and documents specified in clauses (i) through (iv), the "Depositor Documents"), subject to the terms and conditions set forth in the Administration Agreement.

      The Depositor will rely almost exclusively on the Administrative Agent to perform most of the Depositor's obligations under the Depositor Documents. The Administrative Agent's duties will include (i) causing the preparation of, and reviewing, on behalf of the Depositor, each of the Depositor Documents and each other document related to the transactions contemplated by the Depositor Documents, (ii) enforcing performance by the parties to the Depositor Documents of their respective obligations to the Depositor under the Depositor Documents,
(iii) giving such notices and other communications that the Depositor may from time to time be required or permitted to give under the Depositor Documents, (iv) retaining on behalf of and for the account of the Depositor legal counsel necessary to perform for the Depositor the services necessary or appropriate to the Depositor's organization and the preparation, execution and delivery of the Depositor Documents, (v) advising and assisting the Depositor in connection with its purchase of the Deposited Assets and its sale of the Deposited Assets to one or more Trusts,
(vi) advising and assisting the Depositor in connection with its sale of the Certificates, (vii) filing or causing the filing of such registration statements, financing statements, reports and any other document as may be required by the laws of each relevant jurisdiction in connection with the transactions contemplated by the Depositor Documents and (viii) advising and assisting the Depositor to monitor compliance with the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act.

      For its services as Administrative Agent, the Administrative Agent will be paid by or on behalf of the Depositor such amounts as may be mutually agreed to from time to time between the Depositor and the Administrative Agent.

      The Administrative Agent may perform any or all of its services to be performed under the Administration Agreement directly or through one or more of its affiliates or through any other person (subject to certain conditions set forth in the Administration Agreement) but the Administrative Agent shall remain primarily liable for the performance of all of its obligations under the Administration Agreement.

      Either party to the Administration Agreement may terminate the Administration Agreement by delivering to the other party at least ninety (90) days' written notice; provided that (i) no such termination may occur unless each rating agency then rating any Certificates delivers a written confirmation to the Depositor and each applicable Trustee to the effect that such termination will not result in the reduction or withdrawal of the then-current rating of such Certificates by such rating agency and (ii) no such termination shall be effective until a qualified successor Administrative Agent shall have been duly appointed and shall have accepted such appointment. The Administration Agreement states that it shall be governed by the laws of the State of New York.

      In order to secure the Depositor's performance of its obligations under the Administrative Agreement, Broad Street Contract Services, Inc. has pledged to the Administrative Agent all of the outstanding common shares of the Depositor.

                                 USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each series or Class of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the applicable Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate account (as defined below) for the benefit of the Certificateholders of such series or Class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                             FORMATION OF THE TRUST

      A separate Trust will be created for each series of Trust Certificates. The Depositor will assign the Deposited Assets for each series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for these services. Any trust administrator named in the applicable Prospectus Supplement will perform the tasks as are specified therein and in the Trust Agreement and will receive a fee for these services as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Trust administrator Compensation and Payment of Expenses." The Trustee or a trust administrator, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

      Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of a trust administrator will consist primarily of:

o its contractual and/or administrative obligations, if any, under the Trust Agreement,

o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies," and

o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

      The obligations of a trust administrator, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which the trust administrator believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

      Unless otherwise provided in the applicable Prospectus Supplement, each Trust will consist of:

o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or sold, assigned or otherwise transferred by the Depositor to a third-party (which may or may not be an affiliate of Commerzbank Capital Markets, Inc. or Commerzbank AG) or any previous owner thereof, as from time to time are specified in the Trust Agreement;

o such assets as from time to time are identified as deposited in the related Certificate account;

o property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon;

o those elements of credit support, if any, provided with respect to any Class within such series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support";

o the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

o the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust
      Agreement--Advances in Respect of Delinquencies."

      In addition, to the extent provided in the applicable Prospectus Supplement, the Depositor will obtain credit support for the benefit of the Certificateholders of any related series (or Class within such series) of Certificates.

                        MATURITY AND YIELD CONSIDERATIONS

      Each Prospectus Supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related series of Certificates.

      The effective yield to holders of the Certificates of any series (and Class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the Classes of a given series. With respect to any series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or Class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

      Unless otherwise specified in the applicable Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of events of default specified under the Underlying Securities. The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the Certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

      The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

      The yield to maturity of any series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or Class) is based on variable or adjustable interest rates. With respect to any series of Certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield on the Certificates.

      A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the applicable Prospectus Supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable Prospectus Supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the Prospectus Supplement for each series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each Class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF THE CERTIFICATES

      Each series (or, if more than one Class exists, the Classes within such series) of Certificates will be issued pursuant to a separate Trust Agreement with a terms schedule attached as an exhibit thereto among the Depositor, [the trust administrator, if any], and the Trustee named in the applicable Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the registration statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each series of Certificates. The applicable Prospectus Supplement for a series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "Certificate" refers to all the Certificates of that series, whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

      A copy of the applicable Trust Agreement and attached terms schedule exhibit relating to each series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

General

      There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable series may be issued in multiple Classes. The series (or Classes within such series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for the series created pursuant to the Trust Agreement and each Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support--Collections."

      Reference is made to the applicable Prospectus Supplement for a description of the following terms of the series (and, if applicable, Classes within such series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

o     the title of such Certificates;

o the series of such Certificates and, if applicable, the number and designation of Classes of such series;

o information concerning the type, characteristics and specifications of the Deposited Assets (and whether or not such Deposited Assets include any Swap Agreement, and if so, the terms of such Swap Agreement) being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof;

o the dates on which or periods during which such series or Classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or Classes within such series will be distributable;

o if applicable, the relative rights and priorities of each Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each Class);

o whether the Certificates of such series or each Class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each Class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or Class will be distributable and the related Record Dates (as defined in the applicable Prospectus Supplement), if any;

o the option, if any, of any Certificateholder of such series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Depositor or trust administrator, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

o whether the Certificates are callable or redeemable at the option of a person other than the Certificateholders, the identity of such person and the terms of any such call option or redemption;

o the rating of each series or each Class within such series offered hereby (provided, however, that one or more Classes within such series not offered hereunder may be unrated or may be rated below investment grade);

o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or Class within such series will be issuable;

o whether the Certificates of any Class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

o whether the Certificates of such series or of any Class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

o if a temporary Certificate is to be issued with respect to such series or any Class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent Certificate of such series or Class will be credited to the account of the persons entitled thereto on such Distribution Date;

o if a temporary global security is to be issued with respect to such series or Class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive Certificates of such series or Class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive Certificates of such series or Class;

o if other than U.S. dollars, the currency applicable to the Certificates of such series or Class for purposes of denominations and distributions on such series or each Class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or Class are to be distributed pursuant to such election;

o any additional Trust Administrator Termination Events (as defined below), if applicable, provided for with respect to such Class;

o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such series and each Class within such series required with respect to certain actions by the Depositor or the applicable trust administrator, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and

o any other terms of such series or Class within such series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such series.

      Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each series (including any Class of Certificates not offered hereby) will be issued only as registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of registered Certificates of a given series or Class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

      The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any series or any Class within such series of Certificates will be described in the applicable Prospectus Supplement. Furthermore, an election may be made to treat a Trust as a "financial asset securitization investment Trust" ("FASIT"). To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The Prospectus Supplement relating to any Class or series of Certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. The applicable Prospectus Supplement will specify if such determination will be made by the Depositor, the Trustee, the trust administrator, if any, or an agent thereof as exchange rate agent for each series of Certificates (the "Exchange Rate Agent").

      Unless otherwise provided in the applicable Prospectus Supplement, registered Certificates may be transferred or exchanged for like Certificates of the same series and Class at the corporate Trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. the Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

Distributions

      Distributions allocable to principal, premium (if any) and interest on the Certificates of each series (and Class within such series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given series or Class within such series is other than U.S. dollars, the trust administrator, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a registered Certificate of a given series or Class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and trust administrator, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such Trustee and trust administrator, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

      Unless otherwise specified in the applicable Prospectus Supplement, in the case of a registered Certificate of a given series or Class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered Certificates. All currency exchange costs will be borne by the Certificateholders of such registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below.

      Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of registered Certificates) at the corporate Trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

      Unless otherwise specified in the applicable Prospectus Supplement, distributions on registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered Certificateholders of such Certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or Class of registered Certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the registered Certificateholders of the registered Certificates of such series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered Certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

      Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or Class of registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

      General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the applicable

Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the applicable Prospectus Supplement.

      Fixed Rate Certificates. Each series (or, if more than one Class exists, each Class within such series) of Certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

      Floating Rate Certificates. Each series (or, if more than one Class exists, each Class within such series) of Certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or Class at the initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

o     LIBOR (a "LIBOR Certificate"),

o     the Commercial Paper Rate (a "Commercial Paper Rate Certificate"),

o     the Treasury Rate (a "Treasury Rate Certificate"),

o     the Federal Funds Rate (a "Federal Funds Rate Certificate"),

o     the CD Rate (a "CD Rate Certificate") or

o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate.

      The "Index Maturity" for any series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of

Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

      If specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or Class.

      The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each series, and any Class within such series of Floating Rate Certificates, will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the Prospectus Supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

      With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

      Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

      Interest on any series (or Class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

      Upon the request of the holder of any Floating Rate Certificate of a given series or Class, the Calculation Agent for such series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

      (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable Certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable Certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar Certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable Certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable Certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                           D x 360 x 100
      Money Market Yield = -------------
                           360 - (D x M)

      where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

      The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

      The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

      (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

      With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

            (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR

      Determination Date. "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBOR Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

            (ii) If fewer than two offered rates appear on the Reuters Screen LIBOR Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

      (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

      The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

      Unless the applicable Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the applicable Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the applicable Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each Class thereof will be specified in the applicable Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

      If the specified currency of any Certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the applicable Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

Indexed Certificates

      From time to time, the Trust may offer a series of Certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

o the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the "Indexed Currency") specified therein;

o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

o such other objective price or economic measure as are described in the applicable Prospectus Supplement.

      The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the applicable Prospectus Supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

      Except as otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Certificate. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Dual Currency Certificates

      Certificates may be issued as dual currency Certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the applicable Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the applicable Prospectus Supplement.

Credit Derivatives

      If so provided in the applicable Prospectus Supplement, a Trust issuing a series of Certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the Trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the Trust (a "Reference Security"). Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the Trust would suffer the resulting loss pursuant to
(i) a provision requiring the Trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the Trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to Certificateholders or sold (and the proceeds distributed) or (iii) other provisions set forth in the applicable Prospectus Supplement with similar effects. Similarly, if so provided in the applicable Prospectus Supplement, a Trust may enter into a put option arrangement pursuant to which the Trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon.

      Reference Securities will be subject to the same eligibility criteria and requirements as are applicable to the Underlying Securities as described herein and the applicable Prospectus Supplement will include information regarding Reference Securities and the issuer thereof that is analogous to that provided with respect to Underlying Securities. If pursuant to a credit swap transaction, the Trust assumes credit risk with respect to any Reference Security in an aggregate amount that is more than 10% by principal amount of the Underlying Securities held by the Trust, the related Prospectus Supplement will set forth or incorporate information regarding the Reference Security and the Reference Entity that is similar to the types of information required to be provided for Concentrated Underlying Securities and the issuer of Concentrated Underlying Securities.

Call Rights

      If one or more specified persons has the right to purchase all or a portion of the Certificates of any given Series when the outstanding Certificate Principal Balance is greater than 25% of the initial Certificate Principal Balance, the applicable Prospectus Supplement will designate such Series as a "Callable Series." The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Certificates of a Series will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

o a minimum Certificate Principal Balance with respect to each Certificate being purchased;

o a requirement that the Certificate Principal Balance of each Certificate being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

o specified dates during which such a purchase may be effected (each, a "Call Date"); and

o the price at which such a purchase may be effected (the "Call Price"). The Call Price will be at least 100% of the then outstanding Certificate Principal Balance.

      After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Certificates described in such Prospectus Supplement, each Certificateholder of a Certificate that has been called will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

Optional Exchange

      If a holder may exchange Certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the applicable Prospectus Supplement and the related Trust Agreement; provided that
(i) no exchange may be effected by any holder during the first six months following an investment in the Certificates and, thereafter, an exchange notice of at least 90 days (or such other longer notice period specified in the related Prospectus Supplement) will be required for any exchange and (ii) any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

o a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable Trust; and

o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement, if applicable.

      Unless otherwise specified in the applicable Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 90 days prior to an Optional Exchange Date (or such other longer notice period specified in the related Prospectus Supplement) (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or Trust company in the United States setting forth the name of the holder of such registered Certificate, the Certificate Principal Balance or Notional Amount of the registered Certificate to be exchanged, the Certificate number or a description of the tenor and terms of the registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the applicable Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered Certificate, shall be in the name of the holder of such exchanged Certificate).

      Unless otherwise specified in the applicable Prospectus Supplement, until definitive Certificates are issued each Certificate will be represented by a global security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the Certificateholder, such pro rata share of the Deposited Assets. In such event the Certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the Trustee in facilitating the sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Global Securities

      Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given series (or, if more than one Class exists, any given Class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the applicable Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may only be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "definitive Certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose Trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities Certificates. The Depositary's participants include securities brokers and dealers (including Commerzbank Capital Markets Corp.), banks, Trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and Trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

      Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a

Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

      So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such global security for all purposes under the Trust Agreement governing the Certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual Certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing the Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the Certificate, may be limited due to the lack of a physical Certificate for the Certificate.

      Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of the global security. None of the Depositor, the trust administrator, if any, the Trustee for the Certificates, any paying agent or the Certificate registrar for the Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      The Depositor expects that the Depositary for Certificates of a given Class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. the Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

      If the Depositary for Certificates of a given Class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive Certificates in exchange for the global security or securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more global securities and, in such event, will issue individual definitive Certificates of such Class in exchange for the global security or securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a global security representing Certificates of such Class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive Certificates of the Class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive Certificates registered in its name (if the Certificates of such Class are issuable as registered Certificates). Individual definitive Certificates of such Class so issued will be issued as registered Certificates in minimum denominations and integral multiples specified in the applicable Prospectus Supplement.

      The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

Early Distribution of Underlying Securities

      Unless specific terms for the continuation of the Trust Agreement are described in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event (as defined under "Description of Trust Agreement--Trust Wind-Up Events"), the applicable Trust Agreement and any related Swap Agreement will terminate, subject to payment of Swap Termination Payments, if any, and the Trustee shall deliver notice to each of the Certificateholders of the occurrence of a Trust Wind-Up Event, the termination of such Swap Agreement (and payment of Swap Termination Payments, if any) and the termination of such Trust Agreement and related Trust, and such notice shall state that holders should surrender their Certificates to the Trustee or give, to the Trustee's reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the Underlying Securities or cash if the Trust is liquidated, as specified in the applicable Trust Agreement. Such notice to the Certificateholders shall also specify: (i) the cause of the Trust Wind-Up Event; (ii) the location and hours of the office or agency of the Trustee at which Certificates should be presented and surrendered; (iii) that each holder must supply transfer instructions in writing with respect to the related Underlying Securities; and (iv) any other information required to be set forth by such Trust Agreement, as set forth in the applicable Prospectus Supplement.

      Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a holder with respect to such Underlying Securities and (ii) such holder's Certificates, or appropriate and satisfactory indemnity or security, the Trustee shall promptly deliver to such holder its pro rata share of such Underlying Securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such Underlying Securities to credit such Underlying Securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

      Unless the Prospectus Supplement describes specific terms for the continuation or assignment of the Swap Agreement in whole or in part upon the occurrence of the Trust Wind-Up Event, upon the occurrence of a Trust Wind-Up Event, any related Swap Agreement will terminate. Thereafter, the only distributions (other than the early distribution of the related Underlying Securities themselves) from the related Trust to which the holders of Certificates issued thereby will be entitled will be any payments on the Underlying Securities, if any, minus any Swap Termination Payment payable by the Trust to the Swap Counterparty or plus Swap Termination Payment payable by the Swap Counterparty that are in each case received by the Trustee after the occurrence of the Trust Wind-Up Event, which the Trustee shall distribute to the Certificateholders upon satisfaction of the conditions for transfer of Underlying Securities referred to above. No interest will accrue on, and no investments will be made with, any such funds awaiting distribution to Certificateholders.

      Except for certain duties and reporting requirements set forth in the applicable Trust Agreement, the obligations of the Trustee thereunder will terminate upon the distribution to Certificateholders of all amounts required to be so distributed pursuant to such Trust Agreement and the disposition of all related Underlying Securities held by such Trustee.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

      Each Certificate of each series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such series) will represent an ownership interest specified for such series (or Class) of Certificates in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by the Depositor from Commerzbank Capital Markets Corp. (or an affiliate thereof) and deposited to a Trust as described in the applicable Prospectus Supplement. The Underlying Securities are required to be financial assets that by their terms convert into cash within a finite time period.

      The Underlying Securities will represent one or more of the following:

o debt obligations of one or more corporations, limited liability companies, banking organizations or insurance companies organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency (unless in the case of a security guaranteed by a parent company (i) the guarantor files such reports and (ii) the issuer is exempt from such filing requirements pursuant to Rule 3-10 of SEC Regulation S-X) ("Domestic Corporate Securities") and which, if such security or securities are Concentrated Underlying Securities (as defined below), the Depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary issuance of common stock on Form S-3 at the time of offering of the Trust Certificates (or in the case of a guaranteed security the Depositor reasonably believes the guarantor meets such requirements);

o debt securities of one or more foreign private issuers (as such term is defined in rule 405 under the Securities Act) subject to the informational requirements of the Exchange Act and which in accordance therewith file reports and other information with the SEC (unless in the case of a security guaranteed by a parent company (i) the guarantor files such reports and (ii) the issuer is exempt from such filing requirements pursuant to Rule 3-10 of SEC Regulation S-X) ("Foreign Private Securities" and, together with Domestic Corporate Securities, the "Corporate Securities") and which, if such securities are Concentrated Underlying Securities, the Depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form F-3 at the time of offering of the Trust Certificates (or in the case of a guaranteed security the Depositor reasonably believes the guarantor meets such requirements);

o asset-backed securities of one or more Trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which (unless the Depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which in accordance therewith, file reports and other information with the SEC, ("Asset-Backed Securities" and, together with Corporate Securities, the "Private Sector Securities");

o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities"); or

o an obligation of one or more U.S. government sponsored entities described below for the payment of which the full faith and credit of the United States of America is not pledged.

      Commerzbank Capital Markets Corp. (or an affiliate thereof) may purchase securities that will be sold to the Depositor directly from certain GSEs that
(i) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the Trust Certificates hereunder and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. Commerzbank Capital Markets Corp. (or an affiliate thereof) may also purchase Treasury Securities that will be sold to the Depositor directly from the issuer thereof.

      Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of Trust Certificates and that the Depositor and Commerzbank Capital Markets Corp. (or an affiliate thereof) will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security Issuer's eligibility to issue common stock on Form S-3 should be evaluated in light of these limitations.

      An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this Prospectus and the related supplement if the Depositor and the Trust could sell such Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be Trust assets notwithstanding that they are not registered under the Securities Act.

      This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a Trust and is not a complete description of any Prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable Prospectus Supplement, Prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

      Private Sector Securities will be either:

o     Corporate Securities, or

o     Asset-Backed Securities.

      Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, as described above.

      Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

      Indentures. With respect to senior or subordinated debt obligations, the applicable Prospectus Supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a Trustee (the "Underlying Securities Trustee"). If so specified in the applicable Prospectus Supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

      Certain Covenants. If specified in the applicable Prospectus Supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

o     consolidate, merge, or transfer or lease assets;

o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

      An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture Trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

      The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses.

      The Prospectus Supplement used to offer any series of Certificates will describe material covenants in relation to any Underlying Securities (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of Certificates (a "Concentrated Underlying Security") and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

      Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture Trustee or the holders of not less than a specified percentage of the outstanding securities; or

o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

      Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture Trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture Trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture Trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture Trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture Trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

      Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common events of default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If an event of default under the Underlying Securities occurs and the indenture Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and Class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

      Subordination. As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Security Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

      Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture Trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

      The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any series of Certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose general information with respect to such security provisions and the collateral.

      Asset-Backed Securities. As specified in the applicable Prospectus Supplement, a Trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through Certificates, in each case issued by a Trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through Certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through Certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

      The Asset-Backed Agreements provide for the appointment of a Trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the Trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the Trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the Trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the Trustee's interest in the assets could be lost as a result of negligence or fraud, such that the Trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

GSE Securities

      If specified in the applicable Prospectus Supplement, the obligations of one or more of the following U.S. government sponsored entities ("GSEs") may be included in a Trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable Prospectus Supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of Certificates as of the date of the Prospectus Supplement. The specific terms and conditions of the Underlying Securities will be set forth in the applicable Prospectus Supplement.

      In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a Trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a Trustee. Unless otherwise specified in the applicable Prospectus Supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

      Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable Prospectus Supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the applicable Prospectus Supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

      Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

      Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

Principal Economic Terms of Underlying Securities

      Reference is made to the applicable Prospectus Supplement to this Prospectus with respect to each series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

      With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii),
(viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

      With respect to each Concentrated Underlying Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable Prospectus Supplement, or from the office of the obligor identified in the applicable Prospectus Supplement.

      In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement.

      If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, the Depositor, on behalf of the Trust, will continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer may be unavailable).

      In the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of Trust Certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer, the Depositor shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information that such GSE issuer(s) would otherwise make publicly available or (ii) instruct the Trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the Certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the Certificateholders, pursuant to the procedures set forth in the applicable Prospectus Supplement applicable to defaults on the Underlying Securities. See "Description of the Trust Agreement--Trust Wind-Up Events" below.

Other Deposited Assets

      In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the applicable Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities. See "Description of Swap Agreement" below.

      Unless otherwise specified in the applicable Prospectus Supplement, the Deposited Assets for a given series of Certificates and the related Trust will not constitute Deposited Assets for any other series of Certificates and the related Trust and the Certificates of each Class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such series. In such event, the other Classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

      If specified in the applicable Prospectus Supplement for a given series of Certificates, the Trust for any series of Certificates may include, or the Certificateholders of such series (or any Class or group of Classes within such series) may have the benefit of, credit support for any Class or group of Classes within such series. Credit support may be provided by any combination of the following means described below. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such Class or Classes unless such obligor is subject to the informational requirements of the Exchange Act, in which case the applicable Prospectus Supplement will contain a reference to such obligor's periodic reports on file with the Commission.

      Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a series of Certificates to receive collections from the Trust for such series and any credit support obtained for the benefit of the Certificateholders of such series (or Classes within such series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such series, those realized losses would be allocated to the Certificateholders of any Class of any such series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable Prospectus Supplement.

      If so provided in the applicable Prospectus Supplement, the credit support for any series or Class of Certificates may include, in addition to the subordination of certain Classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the Classes of the Certificates of such series.

      Letter of Credit; Surety Bond. The Certificateholders of any series (or Class or group of Classes of Certificates within such series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

      Unless otherwise specified in the applicable Prospectus Supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

      Reserve Accounts. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts deposited in such reserve account may be distributed to Certificateholders of such Class or group of Classes within such series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the applicable Prospectus Supplement.

Collections

      The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the Trustee for the benefit of such series (each a "Certificate account"). A trust administrator, if any is specified in the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such series (and Classes within such series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of Certificateholders for a particular series or Class of Certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the Classes of any series of Certificates, if applicable.

      The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                          DESCRIPTION OF SWAP AGREEMENT

      If so specified in the Prospectus Supplement, concurrently with the formation of a Trust, the Trust may enter into a related Swap Agreement with the swap counterparty specified in the Prospectus Supplement (the "Swap Counterparty"). The following summary of certain terms and provisions of the Swap Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Swap Agreement filed as an exhibit to the Registration Statement. The specific terms of each swap transaction under the Swap Agreement, particularly the method of calculation of payments by the Swap Counterparty thereunder and the timing of such payments, will be set forth in the applicable Prospectus Supplement.

      The Trust may enter into Swap Agreements with more than one Swap Counterparty, in which case the following discussion will apply to each Swap Agreement with each Swap Counterparty severally. Commerzbank AG (or an affiliate thereof) may act as a Swap Counterparty if so specified in the applicable Prospectus Supplement.

General

      As particularly described in the applicable Prospectus Supplement, for any Trust, the swap transaction or swap transactions under a related Swap Agreement may be one or more of the following: (i) a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions); (ii) any combination of these transactions; or (iii) any other transaction identified in such Swap Agreement or the relevant confirmation and described in such Prospectus Supplement.

      The Swap Agreement will be in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "Master Agreement") published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as modified and supplemented by a schedule thereto (the "Schedule") except as modified to reflect the terms of the related Certificates and Trust Agreement and any specific terms of the swap transaction or swap transactions under such Master Agreement that are evidenced by one or more confirmations (each a "Confirmation"). The Swap Agreement will incorporate one or more definitions published by ISDA and amended from time to time (the "ISDA Definitions"), as described in the relevant Confirmation, and such definitions may include, without limitations, the 2000 ISDA Definitions, 1998 FX and Currency Option Definitions, 1997 Government Bond Option Definitions and 1999 Credit Derivatives Definitions (in each case, as amended and supplemented by ISDA as specified in the Confirmation and described in the applicable Prospectus Supplement). The Swap Agreement will be governed in all relevant respects by the provisions set forth in the Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of such Swap Agreement.

Payments under Swap Agreements

      In general, under a Swap Agreement, the related Trust and the Swap Counterparty will agree to make certain payments on one or more payment dates (each, a "Swap Payment Date") specified under such Swap Agreement. The amounts to be paid by the parties on a Swap Payment Date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate Base Rates described under "Description of Certificates--Interest on the Certificates") or other types of bases, currency exchange rates or credit protection payment amounts, in each case as set forth in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. In addition, such amounts will also be calculated with reference to the notional amount of the swap transaction or swap transactions under such Swap Agreement, which, unless otherwise specified in the applicable Prospectus Supplement, as of any date of determination may be equal to the then aggregate principal amount of the related Underlying Securities (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of the Trust to the Swap Counterparty will be secured by a security interest in the Deposited Assets granted by the Trust in favor of the Swap Counterparty.

      Typically, a Swap Agreement may provide for either periodic exchanges of payment amounts or, in the case of index-linked Certificates, a single exchange or series of exchanges upon one or more interest payment dates or the maturity or prospective maturities of the related Underlying Securities, or both.

      If specified in the applicable Prospectus Supplement, a Swap Agreement may also document a call option granted by the Trust, or a put option in favor of the Trust with respect to all or a portion of the Underlying Securities or other Deposited Assets. A call option written by the Trust will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Deposited Assets at or prior to the maturity of the Certificates or to effect a conversion of the Underlying Securities into the right to receive another security, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the related Underlying Securities in circumstances where the Underlying Securities may be outstanding on the Scheduled Final Distribution Date with respect to the Certificates. The applicable Prospectus Supplement may specify that a put option written in favor of the Trust will be automatically exercised by the Trustee upon the occurrence of specified events.

      If so provided in the applicable Prospectus Supplement, a Trust may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the Trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the Trust (a "Reference Security"). Upon the occurrence of a default or other objective credit event (each, a "Credit Event") with respect to the Reference Security, the Trust would suffer the resulting loss pursuant to (i) a provision requiring the Trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the Trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to Certificateholders or sold (and the proceeds distributed) or (iii) other provisions set forth in the applicable Prospectus Supplement with similar effects. Similarly, if so provided in the applicable Prospectus Supplement, a Trust may enter into a put option arrangement pursuant to which the Trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon. If pursuant to a credit swap transaction, the Trust assumes credit risk with respect to any Reference Security in an aggregate amount that is more than 10% by principal amount of the Underlying Securities held by the Trust, the related Prospectus Supplement will set forth or incorporate information regarding the Reference Security and the Reference Entity that is similar to the types of information required to be provided for Concentrated Underlying Securities and the issuer of Concentrated Underlying Securities.

      On any given Swap Payment Date (including a Swap Payment Date occurring upon the maturity of the related Securities or a portion thereof) under a Swap Agreement entered into by a particular Trust, each exchange of payments in the same currency and in respect of the same swap transaction under such Swap Agreement will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the Swap Agreement to the other. The Prospectus Supplement may also provide for such netting among more than one swap transaction. On each Distribution Date with respect to Certificates in connection with which the Trust has entered into a Swap Agreement, the Trustee will have available for distribution to Holders funds equal to (i) the amount of any payments received on the Swap Agreement and other related Deposited Assets less (ii) all payments made by such Trustee to the Swap Counterparty, in each case since the immediately preceding Distribution Date. The effect of such Swap Agreement, therefore, will be that holders of such Certificates will be entitled to distributions of interest (and, in the case of index-linked Certificates, of principal) thereon in accordance with the terms of the Swap Agreement rather than the terms of the related Underlying Securities. No assurance can be given that the Trustee will receive either any payment due to be received on such Underlying Securities or any net payment, if any, due to be received under such Swap Agreement, in each case when due, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement.

Modification and Amendment of Swap Agreements

      The related Trust Agreement will contain provisions permitting the Trustee to enter into any amendment of a related Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, so long as (i) the Trustee determines that such amendment will not materially and adversely affect the interests of the holders of the Certificates and (ii) the Trustee has received an opinion of counsel to the effect that such amendment will not alter the Classification of the related Trust for United States Federal income tax purposes. The Prospectus Supplement will describe any other circumstances in which the Swap Agreement may be amended.

Defaults Under Swap Agreements

      "Events of Default" under the Swap Agreement (each, a "Swap Default") include: (i) the failure of the applicable Trust to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the failure of the applicable Swap Counterparty or the Swap Guarantor, if any, to pay any amount when due under such Swap Agreement after giving effect to the applicable grace period, if any; and (iii) certain bankruptcy events as described in the Master Agreement and as modified by the Schedule. Several of the standard events of default of the Master Agreement are generally not Events of Default under the Swap Agreement. The standard events of default excluded are "Breach of Agreement," "Credit Support Default," "Misrepresentation," "Default Under Specified Transaction," "Cross Default" and "Merger Without Assumption" as described in the Master Agreement. The Prospectus Supplement will describe any additional Events of Default applicable to the Swap Agreement.

Termination Events

      Unless otherwise specified in the related Prospectus Supplement, the "Termination Events" under the related Swap Agreement will consist of the following: (i) an Underlying Security Default (as defined herein) occurs with respect to the related Underlying Security or the related Underlying Security becomes a Disqualified Underlying Security (which Termination Event shall apply only to the specific swap transaction under the Swap Agreement relating to such Underlying Security); (ii) the occurrence of an Excess Expense Event (as defined under "Description of Trust Agreement--Trust Wind-Up Events"); (iii) any swap transaction becomes a Disqualified Transaction (as defined under "Description of Trust Agreement--Trust Wind-Up Events") (which Termination Event shall apply only to the specific Disqualified Transaction); or, (iv) other Trust Wind-Up Events; or (v) the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the Master Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trust will be deemed to be the party affected by the Termination Events specified in (i), (ii), (iii) and
(iv) above ("Affected Party") and the Swap Counterparty will be entitled to terminate the Swap Agreement or the particular affected swap transaction and the Swap Counterparty will have the sole right to determine in good faith the amount of any Swap Termination Payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" Termination Events contained in Section 5(b)(iii) and 5(b)(iv) of the Master Agreement will not apply. The Prospectus Supplement will describe any additional Termination Events that will apply or any of the above Termination Events that are inapplicable to a specific Series of Certificates.

Early Termination of Swap Agreements

      Unless the applicable Prospectus Supplement sets forth different terms for the assignment or continuation of the Swap Agreement, upon the occurrence of any Swap Default or a Termination Event, the party that is not the defaulting party or the party that is not the Affected Party, as the case may be, will by notice to the other party terminate the Swap Agreement or the particular affected swap transaction thereunder (the date of such termination being an "Early Termination Date"). With respect to other Termination Events, the date on which the Swap Agreement will terminate (also, an "Early Termination Date") must be designated by the terminating party, as specified in each case in the Swap Agreement, and will occur only upon notice and, in certain cases, after any Affected Party (other than a Trust) has (or Affected Parties have, if applicable) used reasonable efforts to transfer their rights and obligations under such Swap Agreement to a related entity within a limited time period after notice has been given of the Termination Event, all as set forth in such Swap Agreement.

      In the event that the Trustee becomes aware that a Termination Event has occurred with respect to which the Swap Counterparty is the sole Affected Party, the Trustee will under the terms of the Trust Agreement, designate a Termination Event for each "Affected Transaction" (as defined in the Swap Agreement); provided, however, that if the Trust would thereby owe the Swap Counterparty a Swap Termination Payment, it will not designate a Termination Event. The Swap Counterparty will have no obligation to the Trust to exercise any right the Swap Counterparty may have to terminate the Swap Agreement or any swap transaction, and will not act on behalf of the Trust to exercise any right of the Trust to terminate the Swap Agreement or any swap transaction.

      If a Swap Agreement (or the particular affected swap transaction) terminates as a result of a Swap Default or a Termination Event, a Swap Termination Payment may be payable by the applicable Trust to the applicable Swap Counterparty or by the applicable Swap Counterparty to such Trust. If the Trust is liable for a Swap Termination Payment, Underlying Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Holders of their right to tender the amount of any related Swap Termination Payment as set forth below. See "Description of Trust Agreement--Trust Wind-Up Events." Unless the Prospectus Supplement sets forth terms for replacing the Swap Counterparty after early termination or for the Trust's continued holding of an Underlying Security after a related swap transaction has terminated, in the event the Trust terminates one or more swap transactions and a Trust Wind-Up Event has not occurred, the Underlying Securities related to such swap transactions will be distributed in kind to the Holders.

      The Prospectus Supplement may also specify that a reduction in the aggregate principal amount of the Underlying Securities held by the Trust through redemption, prepayment or exchange will be a partial Termination Event and that the corresponding Swap Amount subject to the Swap Agreement will be subject to a partial termination. In such circumstances, the Trust or the Swap Counterparty may incur liability for a Swap Termination Payment in respect of any such partial termination.

      In general, not all events of default under the applicable Underlying Securities Indenture will trigger an Underlying Security Default for purposes of the Swap Agreement. Rather, an "Underlying Security Default" means one of the following events: (i) the failure to pay an installment of principal of, or any amount of interest due on, the Underlying Securities after the due date, and after the expiration of any applicable grace period or cure period (provided, however, that, if a Credit Support exists, then failure to pay may be modified in the Terms Schedule) and (ii) the occurrence of any event of default caused by a bankruptcy or insolvency event with respect to the Underlying Security Issuer pursuant to the terms of the Underlying Securities and/or the Underlying Security Indenture, as applicable. An Underlying Security Default will be deemed to have occurred for all purposes of the Trust Agreement notwithstanding any subsequent payment (after the default and after any applicable grace period) of overdue principal or interest. In each case, the Trust will be the Affected Party in connection with a termination of the swap following an Underlying Security Default for purposes of the calculation of any Swap Termination Payment. Notwithstanding the existence of a grace period with respect to an Underlying Security, the failure of an Underlying Security Issuer to make timely payment of an amount required in order for the Trust to make a related payment under the Swap Agreement may result in a default by the Trust under the Swap Agreement prior to the occurrence of an Underlying Security Default. The Prospectus Supplement will specify any additional circumstances constituting an "Underlying Security Default."

Swap Termination Payments

      If the Swap Agreement is terminated prior to maturity thereof, the market value of each swap transaction under the Swap Agreement will be established by one or both parties as specified in the Swap Agreement either (a) on the basis of the market quotations of the cost of entering into a replacement swap transaction or (b) if such market quotations are unavailable or do not produce a commercially reasonable result, based on losses suffered by either party as a result of the termination of the affected swap transaction(s), in each case in accordance with the procedures set forth in detail in the Swap Agreement. Typically, market quotations of the cost of entering into a replacement swap transaction are obtained by the party that is not the defaulting party or the party affected by the relevant swap termination event.

      Generally, if the Trust would have to pay a third party to enter into a replacement swap transaction, a third party would pay the Swap Counterparty to enter into a replacement swap transaction with the Swap Counterparty or the termination would result in a loss to the Trust or a gain to the Swap Counterparty, a Swap Termination Payment will be due from the Swap Counterparty to the Trust in respect of that swap transaction. Also, generally, if a third party would pay the Trust to enter into a replacement swap transaction, the Swap Counterparty would have to pay a third party to enter into a replacement swap transaction with the Swap Counterparty or termination of such swap transaction would result in a gain to the Trust or a loss to the Swap Counterparty, a Swap Termination Payment will be due from the Trust. The Swap Termination Payment for any Swap Agreement entered into by a particular Trust is the net amount payable after offsetting individual termination payments applicable to each swap transaction evidenced by such Swap Agreement.

      The resulting loss to Holders could, if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date, be quite substantial in relation to the total value of the Underlying Securities. The Trust may be required to sell Underlying Securities through the Selling Agent in order to pay any Swap Termination Payments owed to the Swap Counterparty. In connection with any Swap Termination Payment payable by the Trust, the Holders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Deposited Assets) and a written instruction to discontinue sale of the Underlying Securities. It is possible that Underlying Securities may be sold by the Selling Agent in the time necessary for the Holders to be notified of and act upon their rights under the foregoing provision.

      A Trust's source of funds for the making of any Swap Termination Payment payable by the Trust will be limited (i) in the case of an early termination other than as a result of an Underlying Security Default, to a claim upon the Deposited Assets pro rata with that of the Holders based on the aggregate Certificate Principal Balance and (ii) in the case of an early termination as a result of an Underlying Security Default, to a claim upon the Deposited Assets in their entirety. In all cases, the Swap Termination Payments payable by the Trust will be limited to the assets of the Trust, and Holders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of such termination payments exceeds the assets of the Trust. If the Swap Agreement is terminated, any further distributions in respect of the Underlying Securities would be made pursuant to the Underlying Securities without the benefit of the Swap Agreement.

      Holders could also be materially adversely affected if the Trust is required to sell Underlying Securities in order to pay Swap Termination Payments at a time when prices for the Underlying Securities in the secondary market are depressed as a result of a default on the Underlying Securities or for any other reason. See "Risk Factors."

Swap Guarantees or Other Support

      Unless the applicable Prospectus Supplement specifies arrangements for securing the obligations of the Swap Counterparty, the payment obligations of the Swap Counterparty under the related Swap Agreement will be general, unsecured obligations of such Swap Counterparty. If set forth in the Prospectus Supplement, the obligations of the Swap Counterparty may be guaranteed pursuant to a guarantee (the "Swap Guarantee") to be delivered by a guarantor (the "Swap Guarantor") with respect to any such Swap Agreement. Typically, a Swap Guarantor will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Typically, pursuant to such Swap Guarantee, the Swap Guarantor will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to the Swap Guarantor to pay such amount. The applicable Prospectus Supplement will describe the material provisions of any Swap Guarantee or other type of support, if any, of the obligations of such Swap Counterparty.

Limitation on the Number of Obligors

      Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that the total number of obligors on which the Trust may depend for payments to the Trust during the term thereof, including each obligor in respect of Underlying Securities, Swap Agreements, Credit Support, permitted investments and other Deposited Assets, shall be limited to ten.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

      The following summary of certain provisions of the Trust Agreement and the Certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

      At the time of issuance of any series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

      In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review the documents within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold the documents in Trust for the benefit of the Certificateholders.

      With respect to the types of Deposited Assets specified in the applicable Prospectus Supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the Trustee (or such custodian) will immediately notify the trust administrator, if any, and the Depositor, and the trust administrator, if any, and the Trustee will immediately notify the relevant person who sold the applicable Deposited Asset to the Depositor (a "Deposited Asset Provider"). If and to the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the Trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the trust administrator, if any, or otherwise the Trustee is obligated to use its best efforts to enforce this obligation, neither such trust administrator nor the Depositor will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the applicable Prospectus Supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document.

      Each of the Depositor and the trust administrator, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor or any such trust administrator, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such trust administrator, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

      General. With respect to any series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through trust administrators, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The Trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

      Sub-Administration. If the Prospectus Supplement so indicates that any Trustee or trust administrator may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-trust administrator"), the Prospectus Supplement shall specify the duties and compensation of such sub-trust administrator.

Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, the Trustee, on behalf of the Certificateholders of a given series (or any Class or Classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or trust administrator under any credit support instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

      Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the Trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the trust administrator and the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the trust administrator or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Trust Administrator Compensation and Payment of Expenses

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

      The applicable Prospectus Supplement will specify the trust administrator's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of Certificates.

      If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any sub-trust administrator, the trust administrator, if any; and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the applicable Prospectus Supplement.

Advances in Respect of Delinquencies

      Unless otherwise specified in the applicable Prospectus Supplement, the trust administrator or the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, the trust administrator or the Trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the applicable Prospectus Supplement) and were delinquent on the related Determination Date, subject to (i) any such trust administrator's or Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

      Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of a trust administrator's or Trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the Certificate account for the series to the extent that the trust administrator or Trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the trust administrator or Trustee from excess funds in the Certificate account for any series, the trust administrator or Trustee will replace the funds in such Certificate account on any future Distribution Date to the extent that funds in the Certificate account on the Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the applicable Prospectus Supplement, the obligations, if any, of a trust administrator or Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the applicable Prospectus Supplement.

Certain Matters Regarding the Trust Administrator and the Depositor

      A trust administrator, if any, for each series of Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The entity serving as trust administrator for any such series may be the Trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to the Depositor.

      The Trust Agreement will provide that a trust administrator may resign from its obligations and duties under the Trust Agreement with respect to any series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such series, or upon a determination that its duties under the Trust Agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the Trustee or a successor has assumed the trust administrator's obligations and duties under the Trust Agreement with respect to such series.

      The Trust Agreement will further provide that neither a trust administrator, the Depositor nor any director, officer, employee, or agent of the trust administrator or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the trust administrator, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable terms schedule attach as an exhibit thereto, a trust administrator, the Depositor and any director, officer, employee or agent of the trust administrator or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither a trust administrator nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may cause it to incur any expense or liability. Each of the trust administrator or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

      Any person into which a trust administrator may be merged or consolidated, or any person resulting from any merger or consolidation to which a trust administrator is a part, or any person succeeding to the business of a trust administrator, will be the successor of the trust administrator under the Trust Agreement with respect to the Certificates of any given series.

Trust Administrator Termination Events; Rights Upon Trust Administrator Termination Event

      Unless otherwise provided in the applicable Prospectus Supplement, "Trust Administrator Termination Events under the Trust Agreement with respect to any given series of Certificates will consist of the following:

o any failure by a trust administrator to remit to the Trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the trust administrator by the Trustee or the Depositor, or to the trust administrator, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below);

o any failure by a trust administrator duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the trust administrator by the Trustee or the Depositor, or to the trust administrator, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and

o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of a trust administrator indicating its insolvency or inability to pay its obligations.

      Any additional Trust Administrator Termination Events with respect to any given series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of Certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such series (either voting as separate Classes or as a single Class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related series allocated in the manner described in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, so long as a trust administrator Termination Event under the Trust Agreement with respect to a given series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage" (as defined in the Prospectus Supplement, if applicable) of the Voting Rights, the Trustee will, terminate all the rights and obligations of the trust administrator under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such trust administrator). The Trustee will then succeed to all the responsibilities, duties and liabilities of the trust administrator under the Trust Agreement with respect to such series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such trust administrator under the Trust Agreement with respect to such series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such trust administrator under the Trust Agreement with respect to such series.

      No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless the holder previously has given to the Trustee written notice of breach and unless the holders of

Certificates evidencing not less than the "Required Percentage" (as defined in the Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the Trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

      Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each series of Certificates may be amended by the Depositor and the Trustee with respect to such series, without notice to or consent of the Certificateholders, for specified purposes including:

o     to cure any ambiguity,

o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement,

o to add or supplement any credit support for the benefit of any Certificateholders (provided that if any such addition affects any series or Class of Certificateholders differently than any other series or Class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or Class of Certificateholders),

o to add to the covenants, restrictions or obligations of the Depositor, the trust administrator, if any, or the Trustee for the benefit of the Certificateholders,

o to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each rating agency rating such Certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof, or

o     to comply with any requirements imposed by the Code.

      Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage" (as defined in the Prospectus Supplement) of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or Class by each rating agency, the "Required Percentage" specified in the related Trust Agreement shall include an additional specified percentage of the Certificates of such series or Class. In addition, the Trustee shall not agree to any other waiver, amendment or modification to the Trust Agreement without the satisfaction of the Rating Agency Condition and receipt by the Trustee of an opinion of counsel that such waiver, amendment or modification shall not affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes. "Rating Agency Condition" means, with respect to any specified action or determination, receipt by the Trustee of a confirmation from each Rating Agency then rating the Certificates that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Certificates.

      Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

      Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage" (as defined in the Prospectus Supplement) of the Voting Rights of a given series may, on behalf of all Certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the Trustee or the trust administrator, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Reports to Certificateholders; Notices

      Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given series, the trust administrator or the Trustee, as provided in the applicable Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

o the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

o in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the applicable Prospectus Supplement;

o the amount of compensation received by the trust administrator, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the trust administrator, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

o if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

o the aggregate stated principal amount or, if applicable, notional amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

o as to any series (or Class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

      In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the trust administrator and the Trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the trust administrator or the Trustee, as provided in the applicable Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the trust administrator and the Trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the trust administrator or the Trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the trust administrator or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

      Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate register or sent by facsimile to the number of such holder set forth in the applicable Certificate register.

Evidence as to Compliance

      If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

      The Trust Agreement may also provide for delivery to the Depositor, the trust administrator, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any series of Certificates.

      Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the trust administrator or the Trustee, as applicable, at the address set forth in the applicable Prospectus Supplement.

Replacement Certificates

      Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate Trust office or agency of the applicable Trustee in the City and State of New York (in the case of registered Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination

      The obligations created by the Trust Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the related Certificate account or by a trust administrator, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the applicable Prospectus Supplement. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the applicable Prospectus Supplement. Written notice of termination of the obligations with respect to the related series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

      Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of Certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the trust administrator, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the applicable Prospectus Supplement.

Trust Wind-Up Events

      A "Trust Wind-Up Event" under the related Trust Agreement is defined as the occurrence of (a) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty, if applicable; (b) one or more Underlying Security Defaults where either (1) an Underlying Security Default has occurred with respect to all Underlying Securities held by the Trust or (2) a Termination Event results under the Swap Agreement with respect to which all swap transactions are "Affected Transactions" (as defined in the Swap Agreement); (c) any Termination Event under the Swap Agreement with respect to which the Swap Counterparty shall be the sole "Affected Party" (as defined in the Swap Agreement) and all swap transactions are Affected Transactions; provided that at the time of such occurrence no Swap Termination Payment would be payable by the Trust to the Swap Counterparty upon designation of an Early Termination Date by the Trust; (d) the designation of an Early Termination Date by the Swap Counterparty under a related Swap Agreement (other than with respect to the termination of fewer than all swap transactions entered into under the Swap Agreement); (e) the designation by the Depositor, if the Depositor owns 100% of the Certificate Principal Balance, of a "Special Depositor Wind-Up Event"; (f) any Excess Expense Event (as defined below); (g) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Trust Administrator Termination Event; (h) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Certificate Event of Default; (i) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance (or without any such consent or request if the Underlying Security Issuer declares its intention to cease being a Reporting Issuer or if the Underlying Security Issuer for more than a year fails to file the required reports and other information with the Securities and Exchange Commission or another applicable agency pursuant to Section 12(1) of the Exchange Act), any Underlying Security held by the Trust becomes a Disqualified Underlying Security and (1) the Trust holds no other Underlying Security which is not a Disqualified Underlying Security or (2) the Terms Schedule provides that a Trust Wind-Up Event shall occur upon such Underlying Security becoming a Disqualified Underlying Security; (j) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Credit Support held by the Trust becomes Disqualified Credit Support and the Terms Schedule specifies that a Trust Wind-Up Event shall occur upon such Credit Support becoming Disqualified Credit Support; (k) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any swap transaction under the Swap Agreement has become a Disqualified Transaction and (1) the Trust is not a party to any other swap transaction under the Swap Agreement which is not a Disqualified Transaction and the Terms Schedule does not set forth provisions for substituting a replacement Swap Counterparty, or (2) the Terms Schedule provides that a Trust Wind-Up Event shall occur upon such swap transaction becoming a Disqualified Transaction; and (l) any other Trust Wind-Up Event set forth in the Prospectus Supplement. Notwithstanding any requirement that a Trust Wind-Up Event may occur only with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, such Trust Wind-Up Event may occur without such consent or such request if the Trustee determines that the proceeds from the Deposited Assets will be sufficient to make payment in full of the outstanding principal of the Certificates together with interest accrued thereon to the date of payment. See "Description of Swap Agreement--Defaults Under Swap Agreements" and "Termination Events." The Prospectus Supplement will specify whether any of the foregoing will not apply to the Trust Agreement for a particular Series.

      Unless the Prospectus Supplement sets forth terms for the continuation of the Trust Agreement in whole or in part following a Trust Wind-Up Event, upon the occurrence of a Trust Wind-Up Event, such Trust Agreement and the related Swap Agreement will terminate, and the Trustee, through the Selling Agent, will sell some or all of the Underlying Securities to fund the payment of applicable Swap Termination Payments, if any, and hold all related Underlying Securities and any proceeds thereof until the satisfaction of certain conditions, at which time the Trustee will distribute such Underlying Securities to the Certificateholders. See "Description of Certificates--Early Distribution of Underlying Securities."

      If any Underlying Security Issuer of a Concentrated Underlying Security ceases to be an Eligible Issuer, or if any Underlying Security Issuer is no longer an Eligible Issuer and is no longer a Reporting Issuer, and no additional means of providing current information regarding the related Underlying Security Issuer is described in the Prospectus Supplement; the related Underlying Security will be considered a "Disqualified Underlying Security." If with respect to any swap transaction (i) the Swap Counterparty ceases to be an Eligible Issuer and no means of replacing such Swap Counterparty or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding such swap transaction is described in the Prospectus Supplement; (ii) whether or not the related Swap Counterparty was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding such swap transaction; or (iii) such swap transaction is a credit swap transaction with respect to which the Reference Security has become a Disqualified Underlying Security; such swap transaction will be considered a "Disqualified Transaction."

      Upon any Underlying Security becoming a Disqualified Underlying Security,
(i) a Termination Event shall occur with respect to any swap transaction related to such Disqualified Underlying Security under any related Swap Agreement and the Trust shall be required to sell Underlying Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Underlying Securities shall be distributed pro rata to the Certificateholders; and (iii) a Trust Wind-Up Event shall occur if (A) the Trust holds only Disqualified Underlying Securities and no other Deposited Assets or
(B) if so provided in the Prospectus Supplement.

      Upon any swap transaction becoming a Disqualified Transaction, (i) a Termination Event will occur with respect to such Disqualified Transaction and the Trust shall terminate the Disqualified Transaction and sell the related Underlying Securities (and if necessary other Underlying Securities) to the extent necessary to pay any related Swap Termination Payment; (ii) any remaining Underlying Securities related to such Disqualified Transaction shall be distributed pro rata to the Certificateholders; and (iii) a Trust Wind-Up Event shall occur if (A) the Trust holds no Deposited Assets other than Underlying Securities having related swap transactions which are Disqualified Transactions or (B) if so provided in the Prospectus Supplement.

      If any Credit Support Provider ceases to be an Eligible Issuer and no means of replacing such Credit Support Provider or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding the related Credit Support is described in the Prospectus Supplement; or if, whether or not the Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding the related Credit Support, such Credit Support will be considered "Disqualified Credit Support." Upon any Credit Support becoming Disqualified Credit Support, (i) the Trust shall terminate such Credit Support; (ii) any proceeds of such termination shall be distributed pro rata to the Certificateholders; and (iii) a Trust Wind-Up Event shall occur if so provided in the Prospectus Supplement. For purposes of the foregoing, an Underlying Security Issuer, Swap Counterparty or Credit Support Provider which is fully guaranteed by a guarantor who is an Eligible Issuer will be considered an Eligible Issuer.

      The Trustee will give notice as promptly as possible to the Certificateholders, in accordance with the terms of the Trust Agreement, of any Trust Wind-Up Event or Termination Event. However, the Trustee will not be responsible for giving notice of a Trust Wind-Up Event unless and until (i) the Trustee fails to receive amounts due on the Underlying Securities or under a Swap Agreement when due and such payment is not received within any applicable grace period, (ii) receipt by the Trustee of notice from a Swap Counterparty of the occurrence of a Swap Default or Termination Event or upon actual knowledge of a Swap Default or Termination Event by an officer of the Trustee assigned to its Corporate Trust Department or (iii) receipt of notice of an event constituting an Underlying Security Default.

      Under each Trust Agreement, an "Excess Expense Event" will occur if the Trustee has incurred Extraordinary Trust Expenses in an aggregate amount exceeding the Trigger Amount specified in the applicable Prospectus Supplement, and either any Swap Counterparty has not agreed, or the holders of Certificates issued under such Trust Agreement have not unanimously agreed, to provide adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the next sentence. Under the terms of such Trust Agreement, the Trustee will be required to provide notice to any Swap Counterparty and each Certificateholder promptly upon the incurrence by the Trustee of Extraordinary Trust Expenses in an aggregate amount in excess of the Trigger Amount, stating that an Excess Expense Event will occur on the seventh calendar day following the provision of such notice unless prior to such day the Certificateholders unanimously agree (or any Swap Counterparty agrees) to indemnify the Trustee for future Extraordinary Trust Expenses (and Extraordinary Trust Expenses that have already been incurred at the time of the agreement to indemnify) that exceed the Maximum Reimbursable Amount specified in the applicable Prospectus Supplement, to the reasonable satisfaction of the Trustee. Following such an agreement to indemnify, upon the incurrence by the Trustee of aggregate Extraordinary Trust Expense greater than the Maximum Reimbursable Amount, an Excess Expense Event will occur unless either (i) any Swap Counterparty agrees or (ii) the holders of the Certificates unanimously agree, to provide further adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the preceding sentence.

      If so specified in the Prospectus Supplement, in connection with early termination of a Swap Agreement or one or more swap transactions thereunder, other than as a result of Underlying Security Default, the claim of the Swap Counterparty against the Underlying Securities (or proceeds thereof arising from sale thereof) and any other Deposited Assets will be limited to a claim pro rata with that of the Certificateholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Certificateholders' aggregate Certificate Principal Balance plus accrued interest.

Liquidation Events

      Upon the occurrence of certain events, a "Liquidation Event" may occur.

      In the event that (i) an Underlying Security Default shall occur which under the terms of the Swap Agreement results in the termination of at least one but fewer than all Transactions under the Swap Agreement or (ii) any Underlying Security held by the Trust becomes a Disqualified Underlying Security, but the Trust holds one or more other Underlying Securities which are not Disqualified Underlying Securities, and a Trust Wind-Up Event has not otherwise occurred, then a Liquidation Event will occur; provided, however, that no Liquidation Event will occur as described in clause (ii) unless (x) the liquidation of the affected Underlying Securities shall not cause a loss of principal of or interest on the Certificates, (y) such Liquidation Event occurs with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance or (z) the Underlying Security Issuer declares its intention to cease being a Reporting Issuer or the Underlying Security Issuer for more than a year fails to file the required reports and other information with the Securities and Exchange Commission or another applicable agency pursuant to Section 12(1) of the Exchange Act. If such Liquidation Event occurs, the affected Underlying Securities (and, if necessary, other trust property) shall be sold to the extent necessary to pay any swap termination payment applicable to the affected transaction under the Swap Agreement, and the remainder shall be distributed to the Certificateholders, but the Trust shall continue thereafter.

      In the event that any Transaction under a Swap Agreement becomes a Disqualified Transaction but the Trust holds one or more other Underlying Securities other than the Affected Underlying Securities which are not Disqualified Underlying Securities and a Trust Wind-Up Event has not otherwise occurred, then a Liquidation Event shall occur if (i) the liquidation of the Affected Underlying Securities shall not cause a loss of principal of or interest on the Certificates or (ii) such Liquidation Event occurs with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance. If such Liquidation Event occurs, then the Affected Underlying Securities (and, if necessary, other Trust Property) shall be sold to the extent necessary to pay any Termination Payment applicable to the Disqualified Transaction under the Swap Agreement, and the remainder shall be distributed to the Certificateholders, but the Trust shall continue thereafter.

      In the event that any Credit Support becomes Disqualified Credit Support but a Trust Wind-Up Event has not otherwise occurred, then a Liquidation Event shall occur if (i) a termination of such Credit Support shall not cause a loss of principal of and interest on the Certificates or (ii) such Liquidation Event occurs with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance. If such Liquidation Event occurs, then such Credit Support shall be terminated and any proceeds of such termination shall be distributed pro rata to the Certificateholders, but the Trust shall continue thereafter.

Sale of Securities; Secured Party Rights

      Immediately upon receipt of notice from the Swap Counterparty that the Trust will be obligated to pay a Swap Termination Payment or upon other notice from the Trustee that the Trust is required to sell Underlying Securities, the Selling Agent (unless it declines to act as Selling Agent as described below) will undertake to sell Underlying Securities on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Certificateholders of their rights to tender the amount of any related Swap Termination Payment as set forth below. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Underlying Securities. Where an Underlying Security Default has occurred or an Underlying Security has become a Disqualified Underlying Security and such event does not result in termination of the Trust, sales shall be limited to the Underlying Securities affected by such event, except where the proceeds from the Affected Underlying Securities are insufficient to make payment of the Swap Termination Payment.

      In connection with any Swap Termination Payment payable by the Trust, the Certificateholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Underlying Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Certificateholders of their rights under the foregoing provision, the Selling Agent shall promptly discontinue sales of the related Underlying Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed).

      The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Certificateholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or willful default. The Selling Agent shall be permitted to sell Underlying Securities to Affiliates of the Selling Agent. The Selling Agent may elect not to act as Selling Agent with respect to some or all of the Underlying Securities by oral or written notice to that effect to the Trustee, and may resign at any time.

      In addition to the provisions of the Trust Agreement with respect to the Selling Agent, upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Underlying Securities in the open market or, if the Swap Counterparty elects, to sell the Underlying Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty.

      The Trust Agreement will provide that the Certificateholders will have no liability as sellers of the Deposited Assets in connection with any sale of Deposited Assets by the Trustee or the Selling Agent.

Duties of the Trustee

      The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any series or any Deposited Asset or related document. The Trustee is not accountable for the use or application by or on behalf of any trust administrator of any funds paid to the trust administrator or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate account or any other account by or on behalf of the trust administrator. If no Trust Administrator Termination Event has occurred and is continuing with respect to any given series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such series. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

      The Trustee for any given series of Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or Trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any trust administrator and their respective affiliates.

                                 CURRENCY RISKS

Exchange Rates and Exchange Controls

      An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable Prospectus Supplement.

      As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the Certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related Trust of payments in the Underlying Securities Currency. An investment in Certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

      PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

      The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

      Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

      Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

      If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

      The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the Certificates of any series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

      All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such series.

Foreign Currency Judgments

      Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates. Such consequences will depend on the terms of the Certificate, whether the Trust is treated as a grantor Trust, as a partnership or a FASIT for federal income tax purposes, and the assets collateralizing or otherwise supporting such Certificate. The consequences of owning Certificates which are deemed for federal income tax purposes to be interests in a grantor Trust, in a partnership or in a FASIT are discussed separately below under the captions "Tax Status of the Trust as a Grantor Trust," "Tax Status of the Trust as a Partnership" and "Tax Status of the Trust as a FASIT" respectively.

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretation, possibly on a retroactive basis. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Investors are urged to consult their own tax advisors with respect to their individual circumstances that may affect the Federal, state, local and other tax consequences of their purchase, ownership and disposition of the

Certificates. The Prospectus Supplement for each series of Certificates will describe the consequences that relate to the specific Certificates issued pursuant thereto.

      The Trust will be provided with an opinion of Clifford Chance US LLP, special federal tax counsel to the Depositor ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed herein, and no assurance can be given that the Service will not take contrary positions.

      Each Prospectus Supplement will describe any additional material tax consequences appropriate to the particulars of the transaction and to the relevant federal income tax status of the Trust and related Certificates.

                   Tax Status of the Trust as a Grantor Trust

      If the Trust is specified in the Prospectus Supplement to be classified as a "grantor trust" for United States income tax purposes, in the opinion of Federal Tax Counsel, the Trust will be classified as a grantor Trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificate owner") will be subject to federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such Certificates, and as if it paid directly its share of expenses paid by the Trust. The following discussion assumes (except as otherwise specified below) that the Underlying Securities are debt instruments that were not issued with original issue discount ("OID") and, accordingly, the Certificate owners will not realize OID except with respect to a "stripped interest" (as defined below).

Income of Certificate Owners

      In General. A Certificate owner will allocate the amount it pays for its Certificate among the Underlying Securities and the Deposited Assets in the Trust other than the Underlying Securities (the "Other Deposited Assets") allocable to such Certificate, in proportion to their relative fair market values on the date of purchase of the Certificate. A Certificate owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

      The Federal income tax treatment of a holder of a particular Class of Certificates will depend upon whether the interest in the Underlying Securities represented by such Class will be considered, in whole or in part, to be a "stripped bond" or "stripped coupon" (together, a "stripped interest") within the meaning of Section 1286 of the Code. A Class of Certificates will not be considered to represent a stripped interest in the Underlying Securities to the extent the Certificate is entitled to receive a proportionate amount of all principal and interest on the Underlying Securities. A Class of Certificates will be considered in its entirety to represent a stripped interest in the underlying Underlying Securities if it is entitled to receive interest on the Underlying Securities which is disproportionately less than the principal which it is entitled to receive on the Underlying Securities, or if it is entitled to receive all or part of the interest on the Underlying Securities but no principal on the Underlying Securities. In addition, if a Class of Certificates is entitled to receive interest and principal on the Underlying Securities, but the interest it is entitled to receive on the Underlying Securities is disproportionately more than the principal it is entitled to receive on the Underlying Securities, it could be argued that the Certificates represents (a) an interest in the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Securities and (b) a stripped interest in the Underlying Securities to the extent of any additional interest to which it is entitled on the Underlying Securities. If a Certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of Certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.

      Tax Treatment of Certificates to the Extent They Are Not Stripped Interests. To the extent a Class of Certificates does not represent a stripped interest in the Underlying Securities, each Certificate owner will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest and discount earned on the Underlying Securities, income derived from the other Deposited Assets held by the Trust, and any gain or loss upon collection or disposition of the Underlying Securities or other Deposited Assets. The portion of each monthly payment to a Certificate owner that is allocable to principal on the Underlying Securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such Certificate owner's undivided interest in the Underlying Securities.

      To the extent that the portion of the purchase price of a Certificate allocated to a Certificate owner's undivided interest in a Underlying Security is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. In determining whether a Certificate owner has purchased its interest in the Underlying Securities at a premium or discount, a portion of the purchase price for a Certificate will be allocated to (i) the other Deposited Assets (including any accrued interest thereon) held by the Trust and (ii) the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Certificate owner's undivided interest in the Underlying Securities (the "Allocated Purchase Price"). To the extent that the Allocated Purchase Price is less than the principal balance of an Underlying Security, the Certificate owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the Certificate owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

      For example, if the Allocated Purchase Price paid by a Certificate owner who purchases a Certificate in the initial public offering were equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the Certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a Certificate is equal to the principal amount of the Underlying Securities allocable to the Certificate, because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust, in the aggregate a Certificate owner's interest in the Underlying Securities will have been purchased at a discount.

      In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of an Underlying Security or upon the sale or other disposition of a Certificate, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deduction attributable to any indebtedness treated as incurred or continued to purchase or carry an Underlying Security (or a Certificate) must be deferred. The ordinary income treatment on principal payments and dispositions and deferral of interest deductions described in the preceding sentence will not apply if a Certificate owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the Certificate. Any such election will also apply to all debt instruments held by the Certificate owner during the year in which the election is made and all debt instruments acquired thereafter. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or
(ii) in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation.

      Tax Treatment of Certificates to the Extent They Are Stripped Interests. To the extent a Class of Certificates represents a stripped interest in the Underlying Securities, each such Certificate will be subject to the OID rules. The amount of OID on a stripped interest is equal to the excess of all amounts payable on the stripped interest (other than qualified stated interest) over the portion of the purchase price for the Certificate allocable to the stripped interest.

      Under the Treasury regulations issued under Section 1286 of the Code (the "Regulations"), the interest payable with respect to the stripped interest will, in the appropriate circumstances, be treated as "qualified stated interest" if it represents a fixed periodic payment on principal on the Underlying Securities to which the stripped interest (i.e., the Certificate owner) is also entitled. If none of the amounts payable to a Certificate owner with respect to a stripped interest constitute qualified stated interest, then the stripped interest will have OID in an amount equal to the excess of all payments to be received on the stripped interest over the purchase price for the Certificate allocable to the stripped interest. Moreover, in determining the amount paid for the stripped interest, a portion of the purchase price for a Certificate must be allocated to the Certificate owner's share of other Deposited Assets and to accrued interest.

      The tax treatment of a Certificate owner will depend upon whether the amount of OID on the stripped interest represented by the Certificate is less than a statutorily defined de minimis amount. In general, under the Regulations, the amount of OID with respect to the stripped interest will be de minimis if it is less than 1/4 of one percent multiplied by the product of the "stated redemption price at maturity" and the number of full years remaining after the purchase date until the maturity of such stripped interest. However, if the stripped interest provides for amortization of principal, the amount of OID will be de minimis if it is less than 1/4 of one percent multiplied by the product of the stated redemption price at maturity and the weighted average maturity (i.e., the sum of the amounts obtained by multiplying the amount of each payment under the stripped interest (other than a payment of qualified stated interest) by a fraction, the numerator of which is the number of complete years from the purchase date until the payment is made and the denominator of which is the stated redemption price at maturity) of the stripped interest. In general, "stated redemption price at maturity" means the sum of all amounts payable on the stripped interest other than qualified stated interest.

      If the amount of OID on the stripped interest represented by the Certificate is de minimis under the rules discussed above, the stripped interest would not be treated as having OID. Each Certificate owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest on the Underlying Securities and any gain upon sale or disposition by the Trust of the Underlying Securities. Such gross income would exceed the Pass-Through Rate on the Certificate by an amount equal to the Certificate owner's share of the expenses of the Trust for the period during which it owns a Certificate. Each Certificate owner would be required to include the de minimis OID in income as each principal payment on the stripped interest is received, in proportion to the amount that each principal payment bears to the stated principal amount of the stripped interest; such income would be capital gain, short-term or long-term depending upon the Certificate owner's holding period in the Certificate. The Certificate owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Certificate owner from any credit support or any subordination feature will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

      Except as described below, a Certificate owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, except as described below, interest on an Underlying Security would be includible in a Certificate owner's gross income when it accrues on the Underlying Securities, or, in the case of Certificate owners who are cash basis taxpayers, when received by the trust administrator, if any, or otherwise the Trustee on behalf of Certificate owners. Because the interest collected on the Underlying Securities generally is paid to Certificate owners in the following month, the amount of interest includible in a Certificate owner's gross income during any calendar month will not equal the interest distributed in that month.

      If the OID with respect to the stripped interest in the Underlying Securities represented by a Certificate is not treated as being de minimis, a Certificate owner will be required to include in income, in addition to any qualified stated interest on the stripped interest as described above, any OID on the stripped interest. OID must be included in income as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below. Such treatment could result in the accrual of income by such Certificate owner prior to the receipt of cash by such Certificate owner. Under the rules described below, the amounts includible in income by a Certificate owner on a stripped interest that has OID are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

      In general, if a stripped interest has OID the Certificate owner will be required, whether such Certificate owner uses the cash or the accrual method of tax accounting, to include in ordinary gross income the sum of the "daily portions" of OID on the stripped interest for all days during the taxable year that the Certificate owner owns the Certificate. The daily portions of OID on a stripped interest are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID on a stripped interest allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the stripped interest by a fraction, the numerator of which is the annual yield to maturity of the stripped interest and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount of qualified stated interest (if any) payable on the stripped interest during (or allocable to) such accrual period.

      An "accrual period" would generally be each period ending on an interest payment date on the Underlying Securities, although Treasury regulations allow a Certificate owner to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Underlying Securities occurs at the end of an accrual period.

      The "adjusted issue price" of a stripped interest at the beginning of any accrual period is the purchase price for a Certificate allocable to the stripped interest (including accrued interest, if any) (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments other than qualified stated interest payments (if any) in all prior accrual periods. In addition, if an interval between payments of qualified stated interest contains more than one accrual period, the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval.

      The Trustee intends to account for OID, if any, reportable by Certificate owners by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID.

      Bond Premium. In the event that a Certificate represents either an unstripped interest in an Underlying Security, or a stripped interest which includes qualified stated interest, and the stripped or unstripped interest is treated as having been purchased at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the Certificateholder other than qualified stated interest), such premium will be amortizable by the Certificate owner as an offset to interest income (with a corresponding reduction in the Certificate owner's basis) under a constant yield method over the term of the Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate owner during the year in which the election is made and all debt instruments acquired thereafter.

      Election to Treat All Interest as Original Issue Discount. Any Certificate owner may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the Certificate owner's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such Certificate owner.

      Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate owners on which they would recognize gain or loss.

      Foreign Tax Credits. Any foreign income taxes withheld from payments to the Trust will be includible in the income of Certificate owners and will likewise be deductible to Certificate owners, or, alternatively, Certificate owners may be eligible for a U.S. foreign tax credit subject to various limitations.

Other Deposited Assets of the Trust

      The Prospectus Supplement will describe certain tax consequences of any Other Deposited Assets and any applicable Swap Agreement.

Deductibility of Trust's Fees and Expenses

      In computing its Federal income tax liability, a Certificate owner will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, Trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Certificate owner is an individual, estate or Trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Purchase and Sale of a Certificate

      A Certificate owner's tax basis in a Certificate generally will equal the cost of such Certificate, increased by any amounts of undistributed taxable income (e.g., OID or market discount) and reduced by any amortized premium (each as described above) and any payments other than payments of qualified stated interest on an Underlying Security made on such Certificate.

      If a Certificate is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to each of the assets of the Trust and the Certificate owner's adjusted basis in each of the foregoing. Any gain or loss will be a capital gain or loss if the Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Certificate owner's interest in accrued market discount not previously taken into income on Underlying Securities.

Backup Withholding

      Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax unless, in general, the Certificate owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificate Owners

      To the extent that amounts paid to Certificate owners that are not United States persons ("foreign Certificate owners") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such foreign Certificate owner (i) fulfills certain certification requirements,
(ii) does not own at least 10% of the total combined voting power of all Classes of stock of the Underlying Security Issuer (or 10% of the capital or profits of an issuer which is a partnership for federal income tax purposes) and (iii) is not a "related controlled foreign corporation." Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source, or a Trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

      The Issuer anticipates that the Underlying Securities it acquires will (i) be treated as debt for U.S. federal income tax purposes, (ii) be issued after July 18, 1984 and be in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code, and (iii) not pay contingent interest as described in Section 871(h)(4) of the Code. To the extent Underlying Securities held by a Trust will not meet one or more of these requirements, payments on or with respect to the Underlying Securities may be subject to U.S. federal withholding tax and the Prospectus Supplement will describe any material U.S. federal income tax consequences of the ownership by the Trust of such securities to foreign Certificate owners.

      Each applicable Prospectus Supplement will describe the applicable Federal income tax consequences to foreign Certificate owners of an interest in any other Deposited Assets of the Trust.

                    Tax Status of the Trust as a Partnership

      If the Trust is specified in the Prospectus Supplement as intended to qualify as a partnership for federal income tax purposes, the Depositor and the trust administrator, if any, will have agreed, and the Certificate owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal, state and local income, franchise and any other tax measured in whole or in part by income. However, the proper characterization of the arrangement involving the Trust, the Certificate owners, the Depositor and the trust administrator, if any, is not entirely clear because there is no directly comparable authority.

      If the Trust were deemed to be a "publicly traded partnership" it could be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificate owners could be liable for any such tax that is unpaid by the Trust). A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, interest income not derived in the conduct of a financial or insurance business, dividend income, and gain from the disposition of assets producing such income. In the opinion of Federal Tax Counsel, because of the nature of the income of the Trust, the Trust will not be a publicly traded partnership taxable as a corporation.

Partnership Taxation

      As a partnership, the Trust will not be subject to Federal income tax, but each Certificate owner will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Trust. The applicable Prospectus Supplement will describe the nature of the primary source of the Trust's income and deductions.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide that each Class of Certificate owners will be allocated taxable income of the Trust for each monthly period equal to the sum of (i) the amount payable (or accruing) at the Pass-Through Rate on such Class of Certificates for such month (to the extent such amount would not economically represent a return of capital); (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such Class of Certificates but not yet distributed; (iii) any Trust income for such month attributable to discount on the Underlying Securities that corresponds to any excess of the principal amount of such Class of Certificates over their initial issue price; and (iv) any other income described in the Prospectus Supplement as economically accruing for such Class of Certificates during such month. The applicable Prospectus Supplement will describe the entity to whom all remaining taxable income of the Trust will be allocated. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificate owners. Moreover, even under the foregoing method of allocation, holders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders in effect could be required to report income from the Certificates on the accrual basis. In addition, tax allocations and tax reporting will be done on a uniform basis for all Certificate owners, even though their Certificates may have been purchased at different times and at different prices.

      An individual taxpayer's miscellaneous itemized deductions (which do not include interest expense) are subject to limitations and as a result may be disallowed in whole or in part. Those limitations, which also apply to estates and Trusts, would apply to a Certificate owner's share of expenses of the Trust (including fees to the trust administrator, if any) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

      If the Trust holds a large number of Underlying Securities, it intends to make all tax calculations relating to income and allocations to Certificate owners on an aggregate basis. Were the Service to require that such calculations be made separately for each Underlying Security, the Trust might be required to incur additional expense but the Depositor believes that there would not be a material adverse effect on Certificate owners.

      A Certificate owner would increase or decrease its tax basis in its Certificate for its allocable share of the Trust's income or loss, respectively. Any cash distributions by the Trust to a Certificate owner will constitute (i) first, a return of capital to the extent of such Certificate owner's tax basis in the Certificate (with a corresponding dollar-for-dollar reduction in such tax basis), and (ii) thereafter, to the extent in excess thereof, gain on the sale or exchange of such Certificate owner's Certificate. See "Disposition of Certificates" below.

Discount and Premium

      The Depositor believes that the Underlying Securities were not issued with original issue discount ("OID") and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Underlying Securities may be greater or less than the remaining principal balance of the Underlying Securities at the time of purchase. If so, the Underlying Securities will have been acquired at a premium or discount, as the case may be. (As indicated above, if the Trust acquires a large number of Underlying Securities it will make this calculation on an aggregate basis, but might be required to recompute it on an instrument-by-instrument basis.)

      The Trust will make an election that will result in any market discount on the Underlying Securities being included in income currently as such discount accrues over the life of the Underlying Securities. As indicated above in the discussion of "Partnership Taxation," a portion of such market discount income may be allocated to Certificate owners.

Modification or Exchange of Underlying Securities

      Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificate owners on which they would recognize gain or loss.

Foreign Tax Credits

      Any foreign income taxes withheld from payments to the Trust will be includible in the income of Certificate owners and will likewise be deductible to Certificate owners, or, alternatively, Certificate owners may be eligible for a U.S. foreign tax credit subject to various limitations.

Tax Consequences of Other Assets Held by Trust

      The manner in which income with respect to the other assets (if any) of the Trust should be accrued will depend on the nature of those assets. The applicable Prospectus Supplement will describe the specific tax consequences of such other assets.

Section 708 Termination

      Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Were such a termination to occur, the Trust would be considered to have contributed its assets to a new partnership and distributed the interests in the new partnership in liquidation to the Certificate owners. If any such constructive termination occurs, the Trust does not intend to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses. Moreover, the Schedule K-1 information thereafter distributed to the Certificate owners may be incorrect.

Disposition of Certificates

      Generally, capital gain or loss will be recognized on a sale or other disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate owner's tax basis in a Certificate will generally equal its cost, increased by his share of Trust income includible in his income (including for the taxable year of sale) and decreased by his share of deductible Trust losses and any distributions received with respect to such Certificate. In addition, both his tax basis in, and the amount realized on a sale of, a Certificate would include the holder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificate and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      On the sale of a Certificate, any gain attributable to the holder's share of any accrued market discount on the Underlying Securities that has not otherwise been included in the holder's income would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

      If a Certificate owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificate.

Allocations Between Transferors and Transferees

      In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month allocable to a particular Class of Certificates will be apportioned among holders of such

Certificates in proportion to the principal amount of such Certificates owned by them as of the first business day following the end of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If such a convention is not allowed (or only applies to transfers of less than all of a partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate owners. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election

      In the event that a Certificate owner sells its Certificates at a profit
(loss), the purchasing Certificate owner will have a higher (lower) basis in the Certificates than the selling Certificate owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust is not expected to make such election. As a result Certificate owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

Administrative Matters

      The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate owner's allocable share of items of Trust income and expense to holders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties, unless the holder notifies the Service of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is not a United States person, a tax-exempt entity, or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Depositor, as the tax matters partner, will be responsible for representing the Certificate owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate owners and, under certain circumstances, a Certificate owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate owner's returns and adjustments of items not related to the income (or loss) of the Trust.

Foreign Certificate Owners

      It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust expects to withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate owners pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the maximum rate applicable to corporations for foreign holders that are taxable as corporations and at a rate equal to the maximum rate on income applicable to non-corporate taxpayers for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.

      The foregoing summary will be modified, as necessary, to reflect differences caused by the precise nature of the Deposited Assets relating to a given series of Certificates.

Backup Withholding

      Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax unless, in general, the Certificate owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                       Tax Status of the Trust as a FASIT

      If the Trust is specified in the Prospectus Supplement to be classified as a FASIT, such Prospectus Supplement will describe the requirements for the Classification of the Trust as a FASIT and the consequences to a holder of owning such Certificates.

                     CERTAIN ERISA AND OTHER CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or Section 4975 of the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in Trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and "parties in interest" and "disqualified persons" (collectively, "Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Each of Commerzbank AG, Commerzbank Capital Markets Corp., any Swap Counterparty, the issuers of the Securities and the Trustee and their affiliates may be Parties in Interest with respect to Plans.

      The United States Department of Labor (the "DOL") has issued regulations concerning what constitutes the assets of a Plan when a Plan invests in another entity (the "Plan Asset Regulations"). The Certificates would constitute equity interests in the Trust for purposes of the Plan Asset Regulations. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, twenty-five percent or more of the value of any Class of equity interests in the entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (i) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (ii) any plan described in Section 4975(e)(1) of the Code and (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. If the underlying assets of the Trust are deemed to be plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of Parties in Interest, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the Trust, and any other parties with authority or control with respect to the Trust, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services.

      Unless the applicable Prospectus Supplement specifies that the "Alternative Non-Plan ERISA Restrictions" or "Alternative ERISA Plan Assets Representations" apply, the Certificates may not be transferred to any person unless that person is not a person who is or while Certificates are held will be a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or other governmental or other plan subject to substantially similar requirements, and is not acquiring the Certificates with the assets of any such person. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void and not be recognized by the Trustee or the Trust. Each person who acquires any Book-Entry Certificate, and each fiduciary which causes any such person to so acquire a Book-Entry Certificate, in its individual as well as its fiduciary capacity, will be deemed to have represented and agreed upon the acquisition of such Book-Entry Certificate that such purchaser or transferee is not a person who is or while Certificates are held will be a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any governmental or other plan subject to substantially similar requirements and is not using the assets of any such person to purchase the Book-Entry Certificates. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY CERTIFICATE SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, COMMERZBANK AG, COMMERZBANK CAPITAL MARKETS CORP. AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION AND AGREEMENT TO BE TRUE.

      Alternatively, if the Prospectus Supplement with respect to the particular Certificates specifies that the "Alternative Non-Plan ERISA Restrictions" will apply, the restrictions described in the preceding paragraph will not apply. Certificates subject to the "Alternative Non-Plan ERISA Restrictions" will be issued only as Definitive Certificates in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations and agreement regarding whether such purchaser or proposed transferee is a person who is or while Certificates are held will be a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Certificates with assets of such a person. Assurances in a definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Certificate to which the "Alternative Non-Plan ERISA Restrictions" apply. No such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Certificates subject to the Alternative Non-Plan ERISA Restrictions, neither they nor their affiliates will acquire any Certificates of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant." Each Plan and other employee benefit plan will also be required to give assurances that the acquisition and holding of Certificates will not result in any nonexempt prohibited transaction.

      Alternatively, if the Prospectus Supplement with respect to the particular Certificates specifies that the "Alternative ERISA Plan Assets Representations" will apply, the restrictions described in the two preceding paragraphs will not apply. Such Certificates will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these Class exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. BY ITS PURCHASE OF ANY CERTIFICATE, THE PURCHASER THEREOF WILL BE REQUIRED TO REPRESENT AND AGREE (OR, IF PERMITTED IN THE DISCRETION OF THE DEPOSITOR, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED) EITHER THAT (A) IT IS NOT AND, FOR SO LONG AS CERTIFICATES ARE HELD BY IT WILL NOT BE, AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR FOREIGN LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR OTHER PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY CERTIFICATE SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, COMMERZBANK AG, COMMERZBANK CAPITAL MARKETS CORP. AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION AND AGREEMENT TO BE TRUE.

      The Prospectus Supplement may also specify restrictions with respect to ERISA investors that are different from any of the foregoing.

      Each Plan and other employee benefit plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the plan, an investment in the Certificates is appropriate for the plan, taking into account, without limitation, the overall investment policy of the plan and the composition of the plan's investment portfolio. Any Plan and other employee benefit plan proposing to invest in Certificates should consult with its counsel and other advisors to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code, as applicable, and any and all other applicable legal and other requirements. The sale of any Certificates to a Plan or other employee benefit plan is in no respect a representation by the Trust or Commerzbank AG or Commerzbank Capital Markets Corp. that such an investment meets all relevant legal requirements with respect to investments by plans generally, any particular plan or any such other plan, or that such an investment is appropriate for Plans generally, any particular plan.

                              PLAN OF DISTRIBUTION

      Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the Certificates and the proceeds to the Depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Certificates may be listed and the place and time of delivery of the Certificates to be offered thereby.

      If underwriters are used in the sale, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Any or all Certificates acquired by an underwriter may be offered to the public through one or more dealers at agreed discounts or commissions. The managing underwriters or underwriters in the United States will include Commerzbank Capital Markets Corp. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Certificates if any Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent will act on a best efforts basis for the period of its appointment.

      If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

      Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

      As to each series of Certificates, only those Classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to Commerzbank Capital Markets Corp. or one or more other purchasers.

      Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of an underwriter so acting will be named, and its affiliation with the underwriter described, in the applicable Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates.

                                 LEGAL OPINIONS

      Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Clifford Chance US LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

      The expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

SEC Filing Fee for Registration Statement..........................    $46,000
Legal Fees and Expenses............................................   $350,000
Accounting Fees and Expenses.......................................   $120,000
Trustee's Fees and Expenses (including counsel fees)...............    $75,000
Blue Sky Fees and Expenses.........................................    $50,000
Listing Fees.......................................................    $75,000
Printing and Engraving Fees........................................    $75,000
Rating Agency Fees.................................................   $150,000
Miscellaneous......................................................    $25,000
Total..............................................................   $966,000

         INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

      The Registrant's By-Laws provide that the Registrant will indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

      The By-Laws also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      The By-Laws specify that to the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two preceding paragraphs, or in defense of any claim, issue or matter therein, the person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

      The By-Laws also permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person's status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of this Article.

      Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant's directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

      The Certificate of Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) arising under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derives an improper personal benefit.

                         EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits

1.1       --    Form of Underwriting Agreement.*
3.1       --    Amended and Restated Certificate of Incorporation of Comcertz
                ABS Corporation.*
3.2       --    By-laws of Comcertz ABS Corporation.*
4.1       --    Form of Standard Terms of Trust Agreements, with form of
                Certificate attached thereto.
5.1       --    Opinion of Clifford Chance US LLP with respect to validity
                (including consent of such firm).
8.1       --    Opinion of Clifford Chance US LLP with respect to material tax matters (including consent of such
                firm).
10.1      --    Form of ISDA Master Agreement.
10.2      --    Form of Administration Agreement.*
23.1      --    Consents of Clifford Chance US LLP (included as part of Exhibit
                5.1 and Exhibit 8.1).
24.1      --    Power of Attorney (included on Signature Page).*
25.1(a)   --    Statement of Eligibility of Trustee.

-------------
* Previously filed.

                       UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.    Undertakings Pursuant to Rule 415

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with of furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertakings in Respect of Filings Incorporating Subsequent Exchange Act Documents by Reference

      The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertakings in Respect of Qualification of Trust Indentures in Reliance on Section 305(B)(2) of the Trust Indenture Act of 1939

      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

D. Undertakings in Respect of Requests for Acceleration of Effective Date Pursuant to Rule 461

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies on behalf of Comcertz ABS Corporation (the "Company") that he has reasonable grounds to believe that the Company meets all of the requirements for filing on Form S-3 and the Company has duly caused this Amendment No. 1 Form S-3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 24th day of September, 2002.

                          Comcertz ABS Corporation

                          By: /s/ Dean A. Christiansen
                             ---------------------------------------
                          Name: Dean A. Christiansen
                          Title: Chairman of the Board, Director, President (principal executive officer), Treasurer (principal financial officer and principal accounting officer) and Assistant Secretary

      Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                                                DATE                                   TITLE
-------------------------------------    ------------------------------------   ----------------------------------
/s/ Dean A. Christiansen                 September 24, 2002                     Chairman of the Board, Director,
-------------------------------------                                           President (principal executive
Dean A. Christiansen                                                            officer), Treasurer (principal
                                                                                financial officer and principal
                                                                                accounting officer) and Assistant
                                                                                Secretary

*                                        September 24, 2002                     Director
-------------------------------------
Benjamin B. Abedine

*                                        September 24, 2002                     Director
-------------------------------------
Orlando Figueroa


*     By: /s/ Dean A. Christiansen
         ----------------------------
          Dean A. Christiansen,
          as Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number

1.1      --    Form of Underwriting Agreement.*
3.1      --    Amended and Restated Certificate of Incorporation of Comcertz ABS
               Corporation.*
3.2      --    By-laws of Comcertz ABS Corporation.*
4.1      --    Form of Standard Terms of Trust Agreement, with form of
               Certificate attached thereto.
5.1      --    Opinion of Clifford Chance US LLP with respect to legality
               (including consent of such firm).
8.1      --    Opinion of Clifford Chance US LLP with respect to material tax matters (including consent of such firm).

10.1     --    Form of ISDA Master Agreement.
10.2     --    Form of Administration Agreement.*
23.1     --    Consents of Clifford Chance US LLP (included as part of Exhibit
               5.1 and Exhibit 8.1).
24.1     --    Power of Attorney (included on Signature Page).*
25.1(a)  --    Statement of Eligibility of Trustee.

----------------
* Previously filed.